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                                                                   EXHIBIT 10.21

                                                                  EXECUTION COPY
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                                 $35,000,000


                   BUSINESS CREDIT AND SECURITY AGREEMENT


                        Dated as of October 31, 1996


                                    AMONG


                               ELEK-TEK, INC.



                  DEUTSCHE FINANCIAL SERVICES CORPORATION,
                          AS AGENT AND AS A LENDER


                                     AND


              NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA,
                                 AS A LENDER




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                   BUSINESS CREDIT AND SECURITY AGREEMENT

     THIS BUSINESS CREDIT AND SECURITY AGREEMENT ("Agreement") entered into among ELEK-TEK, INC., a Delaware corporation, with its principal place of business at 7350 North Linder Avenue, Skokie, Illinois 60077 ("Borrower"), NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA, a North Carolina corporation ("Nations"), as a lender, DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("DFS") as a lender (Nations and DFS, in their role as a lender, being referred to individually as "Lender" and/or collectively "Lenders"), and DFS as agent (in such agent capacity, the "Agent")

EFFECTIVE DATE: October 31, 1996

    1.   RECITALS

         Borrower has requested that the Lenders provide Borrower with a credit facility for working capital purposes.

    2.   DEFINITIONS

         Terms defined in this Agreement shall have initial capital letters. Those terms are defined below, in this Section 2, and elsewhere in this Agreement. All financial and accounting terms used herein and not otherwise defined, shall be defined in accordance with GAAP.

    "AAA" shall have the meaning set forth in Section 15.2.

    "AWF" means that certain Agreement for Wholesale Financing, as amended from time to time, between Borrower and DFS, in its individual capacity, providing for the Floorplan Inventory Facility.

    "Account Debtor" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of, an Account, general intangible or other Collateral.

    "Accounts" shall have the meaning given to that term in the UCC and, to the extent not included therein, shall also mean all accounts, leases, contract rights, chattel paper, general intangibles, choses in action and instruments, including any Lien or other security interest that secures or may secure any of the foregoing, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, now owned or hereafter acquired by Borrower.

    "Affiliates" shall mean: (i) any individual who is an officer or director of a Person; and (ii) any Person who directly or indirectly controls, is controlled by, or is under common control or ownership with, a Person. For the purposes of this definition, the term "control" shall mean the ownership of or the ability to direct or control 10% or more of the beneficial interest in the applicable entity.

    "Agent" shall mean Deutsche Financial Services Corporation, a Nevada corporation, acting in its capacity as agent for the Lenders, and each successor Agent, appointed pursuant to Section 13.8.

    "Agreement" shall mean this Business Credit and Security Agreement, and any amendments hereto.

    "Assignee" shall have the meaning set forth in Section 14.17(a).



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    "Assignment" shall have the meaning set forth in Section 14.17(a).

    "Borrowing Base" shall mean as of any date of determination, an amount equal to the sum of (i) the Eligible Account Availability plus (ii) the Eligible Inventory Availability.

    "Borrowing Base Certificate" shall have the meaning set forth in Section 3.1(a).

    "Business" shall mean the sale and distribution of computers and related products, including hardware, software, related accessories and supplies, services telecommunications equipment and electronics.

    "Business Day" shall mean any day on which banks are open for business in Chicago, Illinois and New York, New York.

    "Capital Expenditure" shall mean any amount debited to the fixed asset account on the consolidated balance sheet of Borrower and the Subsidiaries in respect of (a) the acquisition (including, without limitation, acquisition by entry into a capitalized lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in clause (a), materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

    "Collateral" shall mean all items described in Section 6.1.

    "Commitment" shall have the meaning specified in Section 3.1.

    "Credit Facility" shall have the meaning set forth in Section 3.

    "Daily Contract Balance" shall have the meaning set forth in Section 3.2.

    "Daily Rate" shall have the meaning set forth in Section 3.2.

    "Debt" shall have the meaning set forth in Section 9.3.

    "Default" shall have the meaning set forth in Section 10.

    "Default Interest Rate" shall have the meaning set forth in Section 3.6.

    "Disputes" shall have the meaning set forth in Section 15.1.

    "Effective Date" shall mean the date set forth in the heading on page 1 of this Agreement.

    "Eligible Accounts" shall mean all Accounts that are not Ineligible
Accounts.

     "Eligible Account Availability" shall have the meaning set forth in
Section 3.1(a).

     "Eligible Inventory" means Borrower's finished goods Inventory whose acquisition by Borrower is not financed pursuant to the Floorplan Inventory Facility or pursuant to any third party floorplan financing facility, (a) that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, (b) which qualifies for the applicable vendor's or manufacturer's restocking and/or return policy, (c) which is a current product of Borrower, merchantable and fit for its intended use, (d) unused and available for sale to Borrower's normal customers, (e) that is aged not more than 270 days from its

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purchase date, and (f) which Required Lenders deem, in their reasonable discretion, to be acceptable for financing.
     Notwithstanding the foregoing, to the extent that the Value of Inventory financed pursuant to the AWF exceeds, at any time, the maximum principal amount outstanding under the Floorplan Inventory Facility, such Inventory shall be "Eligible Inventory," to the extent it otherwise complies with the provisions hereof.

     "Eligible Inventory Availability" shall have the meaning set forth in
SECTION 3.1(b).

     "Environmental Laws" shall mean the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Water Pollution Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and any successor or comparable federal or state statutes, now existing or later enacted, or any regulation promulgated under any of such federal or state statutes relating to the protection of the environment.

     "Environmental Lien" shall mean a Lien in favor of any governmental entity for (a) any liability under any Environmental Law, or (b) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal, or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance.

     "Equipment" shall have the meaning as given to that term in the UCC, and, to the extent not included therein, shall also mean all equipment, machinery, trade fixtures, furnishings, furniture, supplies, materials, tools, machine tools, office equipment, appliances, apparatus, parts and all attachments, replacements, substitutions, accessions, additions and improvements to any of the foregoing.

     "Excess Advances" shall have the meaning set forth in Section 5.2.

     "FAA" shall have the meaning set forth in Section 15.5.

     "Floorplan Inventory Facility" shall mean DFS' facility with Borrower, set forth in the AWF, pursuant to which DFS may extend credit to Borrower from time to time to purchase inventory from DFS approved vendors and for other purposes.

     "Floorplan Inventory Facility Participation Agreement" shall mean that certain participation agreement, as amended from time to time, between DFS and Nations, pursuant to which DFS shall have granted Nations the right to participate in fifty percent (50%) of the Floorplan Inventory Facility.

     "Funding Date" shall mean the date designated by Borrower for the making of a Loan hereunder which shall be a Business Day.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Guarantor" shall mean a guarantor of any of the Obligations.

     "Hazardous Material" shall mean any and all hazardous or toxic substances, materials or wastes as defined or listed under the Environmental Laws.

     "Indebtedness" shall mean any sum for borrowed money owed by Borrower or any Subsidiary to a Person and shall include any debt guaranteed by Borrower or any Subsidiary, any debt as to which the Borrower has granted or permitted to exist a Lien
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on any asset even if non-recourse, letter of credit reimbursement obligations and capitalized lease obligations.

     "Indemnified Liabilities" shall have the meaning set forth in Section 12.1.

     "Indemnitees" shall have the meaning set forth in Section 12.1.

     "Ineligible Accounts" shall mean: (a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from date of sale; (b) Accounts unpaid more than ninety (90) days from date of invoice; (c) all Accounts of any Account Debtor if fifty percent (50%) or more of the outstanding balance of such Accounts are unpaid more than ninety (90) days from the date of invoice; (d) Accounts for which the Account Debtor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, Subsidiary, or Affiliate of Borrower or has common shareholders, officers, directors, owners, partners or members with Borrower; (e) consignment sales; (f) Accounts for which the payment is or may be conditional, except for Accounts which are subject to unasserted rights of return under the terms of the "Return Policy" (as defined in Section 8.19 hereof); (g) Accounts for which the Account Debtor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) Accounts with respect to which any warranty or representation provided in Section 8.19 is not true and correct; (i) Accounts which represent goods or services purchased for a personal, family or household purpose; (j) Accounts which represent goods used for demonstration purposes or loaned by Borrower to another party; (k) Accounts which are progress payment, barter, or contra accounts; (l) Accounts for which the Account Debtor is the United States of America, or any state, or any department, agency, instrumentality, or subdivision thereof unless Borrower assigns its right to payment of such Account to Agent, in form and substance satisfactory to Agent, so as to comply with the Assignment of Claims Act, as amended (31 USC Sec. 3727 et seq.), or any comparable state or local statute, as the case may be; and (m) any and all other Accounts which Required Lenders deem, in their reasonable discretion, to be ineligible.

     "Intangibles" shall have the meaning set forth in Section 9.3.

     "Inventory" shall have the meaning given to that term in the UCC and, to the extent not included therein, shall also mean all of Borrower's merchandise, materials, finished goods, work-in-process, component materials, packaging, shipping materials, parts and other tangible personal property, now owned or hereafter acquired and held for sale or which contribute to the finished products or the sale, promotion, storage and shipment thereof, whether located at facilities owned or leased by Borrower, or in the course of transport to or from facilities owned or leased by Borrower.

     "Lien" shall mean any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of lessors under capitalized leases and the interest of a vendor under any conditional sale or other title retention agreement), reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any of Borrower's property.

     "Loan" shall mean any advance made to or for the benefit of Borrower pursuant to this Agreement.

     "Loan Documents" shall mean all documents executed by Borrower pursuant to any financial accommodation between Borrower and Agent and/or Lenders entered into in connection with the transactions herein contemplated. The term "Loan Documents" includes, but is not limited to, this Agreement, the AWF, the Floorplan Inventory Facility Participation Agreement, all financing statements, all pledges, mortgages,
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deeds of trust, leasehold mortgages, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents or writings executed under the terms of this Agreement or any amendments or modifications hereto.

     "Loan Participant" shall have the meaning set forth in Section 14.17(c).

     "Loan Participation" shall have the meaning set forth in Section 14.17(c).

     "Monthly Reports" shall have the meaning given in Section 3.9(b).

     "Obligations" shall mean all liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Borrower (and/or any of its Subsidiaries and Affiliates) to the Lenders, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured or unsecured, or whether arising under this Agreement, any other Loan Document or any other agreement now or hereafter executed by Borrower (or any of its Subsidiaries or Affiliates) in connection with the transactions herein contemplated. Obligations will include, without limitation, any third party claims against Borrower (or any of its Subsidiaries or Affiliates) satisfied or acquired by the Agent or a Lender. Obligations will also include all obligations of Borrower to pay: (a) any and all sums reasonably advanced by the Agent or a Lender to preserve or protect the Collateral or the value of the Collateral or to preserve, protect, or perfect Agent's security interests in the Collateral; (b) in the event of any proceeding to enforce the collection of the Obligations after a Default, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or expenses of any exercise by Agent or the Lenders of their rights, together with reasonable attorneys' fees, expenses of collection and court costs, as provided in the Loan Documents; and (c) any other indebtedness or liability of Borrower to the Agent or a Lender, whether direct or indirect, absolute or contingent, now or hereafter arising. Obligations will also include obligations of performance.

     "OSHA Law" shall mean the Occupational Safety and Health Act of 1970, any successor thereto, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

     "Other Reports" shall have the meaning set forth in Section 3.9(c).

     "Permitted Liens" shall mean: (a) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action and as to which adequate reserves shall have been set aside in conformity with GAAP and which are, in addition, satisfactory to Agent in its reasonable discretion; (b) Liens of mechanics, materialmen, landlords, warehousemen, carriers and similar Liens arising in the future in the ordinary course of business for sums not yet delinquent, or being contested in good faith if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to Agent in its reasonable discretion; (c) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, and similar items for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to Agent in its reasonable discretion; (d) lessor's Liens arising from operating leases entered into in the ordinary course of business; (e) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings, appropriate reserves have been established therefor in accordance with GAAP and which are, in addition, satisfactory to Agent in its reasonable discretion, and so long as execution is stayed and bonded on appeal on all judgments resulting from any such proceedings; (f) Liens in favor of DFS, in its
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individual capacity, as security for the Floorplan Inventory Facility; (g)
Liens in favor of IBM Credit Corporation ("IBMCC") in Inventory bearing the trademark or trade name of International Business Machines Corporation ("IBM") or Lexmark or manufactured or sold by IBM or Lexmark, subject to the terms of a subordination agreement acceptable to Agent; (h) Liens in favor of Hewlett Packard Company ("HP") in Inventory bearing the trademark or trade name of Hewlett Packard or manufactured or sold by HP subject to the terms of a subordination agreement acceptable to Agent; and (i) Liens in favor of the Agent, on behalf of the Lenders, granted hereunder.

     "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, and a government or any department or agency thereof.

     "Prime Rate" shall mean a fluctuating interest rate per annum equal to the highest of the prime, base or reference rates of interest announced publicly from time to time (whether or not charged in each instance) by The Chase Manhattan Bank and Citibank, N.A. (or any successor thereof) as such bank's prime, base, or reference rate; provided, however, that for purposes of this Agreement, the interest rate charged to Borrower will at no time be computed on a Prime Rate of less than six and one half percent (6.5%) per annum. Each change in the Prime Rate shall become effective on the day that the applicable reference bank announces any change in its prime or reference rate. If any of the banks listed above discontinue the practice of announcing or publishing a prime, base or reference rate during the term of this Agreement, then Agent may designate a reasonably comparable bank and/or publicly announced rate to be thereafter used as a basis for determining Prime Rate. Borrower acknowledges that any bank listed above may extend credit at rates of interest less than its announced prime, base or reference rate.

     "Pro Rata Share" of any amount means, with respect to any Lender at any time, an amount equal to:

         (i) a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the Total Credit at such time, multiplied by

         (ii)  such amount.

     "Required Lenders" shall mean at any time Lenders whose share of the aggregate Loans outstanding constitutes (or, if no Loans are outstanding, those whose interest in the Credit Facility constitutes) at least sixty-six and two thirds percent (66 2/3%).

     "Subordinated Debt" shall have the meaning set forth in Section 9.3.

     "Subsidiaries" shall mean any corporation in which Borrower owns or controls greater than 50% of the voting securities, or any partnership or joint venture in which Borrower owns or controls greater than 50% of the aggregate equitable interest. The term "Subsidiary" means any one of the Subsidiaries.

     "Tangible Net Worth" shall have the meaning set forth in Section 9.3.

     "Total Credit" shall have the meaning set forth in Section 3.

     "Total Credit Limit" shall have the meaning set forth in Section 3.1.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of Illinois and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

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     "Unmatured Default" shall mean any event which, but for the passage of time or notice, or both, would be a Default.

     "Value" means the cost to Borrower of Borrower's Eligible Inventory (without deduction for discounts, rebates, credits (including, without limitation price protection credits), incentive payments and all other general intangibles relating to such Eligible Inventory), as determined in accordance with GAAP.

     "Weekly Report" shall have the meaning set forth in Section 3.9(a).

     3. CREDIT FACILITY. In consideration of Borrower's payment and performance of its Obligations and subject to the terms and conditions contained in this Agreement, the Lenders agree to provide, and Borrower agrees to accept, an aggregate credit facility of up to THIRTY FIVE MILLION DOLLARS ($35,000,000.00) (the "Total Credit"), on and subject to the terms hereof (the "Credit Facility"):

     3.1 Loans. Subject to the terms and conditions of this Agreement, each Lender, severally but not jointly, agrees to make Loans to the Borrower from time to time on any Business Day during the period from the date hereof until termination hereof, in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof (such Lender's "Commitment"), Provided, however, that in no event shall any Loan be made hereunder if, before or after giving effect thereto, the aggregate principal balance of all Loans outstanding hereunder would exceed the lesser of: (a) the Borrowing Base, or (b) the Total Credit (such lesser amount being the "Total Credit Limit"). Each Loan shall consist of each Lender's Pro Rata Share of such Loan made on the same day by the Lenders. Within the limits of each Lender's Commitment, the Borrower may borrow, repay pursuant to Section 5.4 or prepay and reborrow pursuant to this Section 3.1. No Loans need be made by Lenders if Borrower is in Default or if there exists an Unmatured Default. This is an agreement regarding the extension of credit, and not the provision of goods or services.

     (a) Eligible Accounts. On receipt of each Borrowing Base Certificate substantially in form attached hereto as Exhibit 3.1(a), (the "Borrowing Base Certificate"), Agent will credit Borrower, for Borrowing Base purposes, with eighty percent (80%) of the net amount of the Eligible Accounts which are, absent error or other discrepancy, listed in such Borrowing Base Certificate ("Eligible Account Availability"). For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at Agent's option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time.

     (b) Eligible Inventory. On receipt of each Borrowing Base Certificate, Agent will credit Borrower, for Borrowing Base purposes, with the lesser of:
(i) subject to the terms of the sentence immediately following, sixty percent (60%) of the Value of Eligible Inventory which is, absent error or other discrepancy, listed in such Borrowing Base Certificate, or (ii) Fifteen Million Dollars ($15,000,000) (such lesser amount being called the "Eligible Inventory Availability").

     Notwithstanding anything herein to the contrary, Loans shall, to the extent possible, be made out of the Eligible Account Availability, and thereafter out of the Eligible Inventory Availability.

     3.2 Interest; Fees; Calculation of Charges.


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     (a) Interest. Borrower hereby agrees to pay interest to Agent, on behalf of the Lenders, on the Daily Contract Balance (as defined below) owed under Borrower's Loans at a rate that is one and one half percentage points (1.5%) per annum above the Prime Rate. Interest on the Loans prior to maturity shall be payable monthly and at maturity.

     (b) Administration Fee. Borrower agrees to pay DFS, for DFS' own account, for its services in acting as Agent hereunder, an administration fee (the "Administration Fee") on the Daily Contract Balance owed under Borrower's Loans at a rate that is one quarter of one percentage point (.25%) per annum. Once received by DFS, no such fee shall be refundable by DFS for any reason, including early termination of this Agreement.

     (c) Unused Line Fee. Borrower agrees to pay Agent for the account of Lenders an unused line fee of one-quarter of one percent (.25%) per annum on the daily average of the unused amount of the Total Credit during the term of this Agreement and any renewal term. Such unused line fee shall be payable monthly in arrears and due pursuant to the monthly billing statement. Such unused amount of the Credit Facility in any month shall mean the difference between the Total Credit and the Daily Contract Balance during such month.

     (d) Calculation of Charges. Such interest and the Administration Fee will: (i) be computed based on a 360 day year; (ii) be calculated with respect to each day by multiplying the Daily Rate (as defined below) by the Daily Contract Balance; and (iii) accrue from the date of a Loan advanced to or for the benefit of Borrower, until Agent receives full payment of the principal debt Borrower owes the Lenders in good funds and Agent applies such payment to Borrower's principal debt in accordance with the terms of this Agreement.

     (e) Definitions. The "Daily Rate" is the quotient of the applicable annual rate provided herein divided by 360. The "Daily Contract Balance" is the amount of outstanding principal debt which Borrower owes Lenders on the Loans at the end of each day after Agent has credited payments which it has received on the Loans.

     3.3 Mandatory Prepayment. If at any time and for any reason the aggregate amount of outstanding Loans exceeds the Borrowing Base, Borrower will, immediately upon demand, repay an amount of the Loans made to it by the Lenders hereunder equal to such excess. In addition, Borrower shall immediately pay Lenders whatever sums may be necessary from time to time to remain in compliance with the Total Credit Limit, as such limits may change from time to time, including, without limitation, as a result of any Collateral no longer being deemed an Eligible Account or Eligible Inventory, or as a result of any change in the Value of any Eligible Inventory or in the amount of any Eligible Account.

     3.4 Billing Statement. Agent will send Borrower a monthly billing statement identifying all charges due on Borrower's account. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, absent error affecting the amount or terms of such charges.

     3.5 Loan Proceeds. The parties intend that all indebtedness incurred hereunder shall be governed exclusively by the terms of this Agreement and the other Loan Documents, and shall not be evidenced by notes or other evidences of indebtedness. Upon any such request, Borrower will immediately execute and deliver any such note or other evidence reasonably requested. Any fees, charges or expenses charged to Agent or any Lender by any bank for payments made by Agent or such Lender at Borrower's request shall be immediately payable by Borrower. All advances and other obligations of Borrower made hereunder will constitute a single obligation.


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     3.6 Default Interest Rate. If a Default occurs under Section 10(c) or (d)
or with respect to a breach of Section 9.3 hereof, and unless and until cured, the Agent may, and shall at the request of the Required Lenders, without prior demand, raise the rate of interest accruing on the unpaid principal balance of any Loan by three percentage points (3%) above the rate of interest (which such rate of interest shall include the Administration Fee) otherwise applicable (the "Default Interest Rate"), whether or not the Required Lenders elect to accelerate the unpaid principal balance as a result of such Default. Agent will use reasonable efforts to attempt to notify Borrower before imposing the Default Interest Rate permitted by this Section. Upon cure of such Default to the reasonable satisfaction of Agent, the rate of interest accruing on the unpaid principal balance of any Loan shall return to the then applicable rate of interest hereunder.

     3.7 Interest Rate After Certain Events. If a judgment is entered against Borrower for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the Default Interest Rate as of the date of entry of the judgment. All Obligations of Borrower described in clauses (a) and (b) of the definition thereof shall bear interest at the Default Interest Rate.

     3.8 Verification Rights. The Lenders may directly or by the Agent, without notice to Borrower and at any time or times hereafter, verify the validity, amount or any other matter relating to any Account by mail, telephone or other means, in the name of Borrower, Lender or Agent, as applicable.

     3.9 Reports.

         (a) Weekly Reports. Borrower agrees to provide Agent with a weekly report, or more frequently if requested by Agent, on diskette or other media, in such form as is satisfactory to Agent, including supporting information regarding, but not limited to: (i) a Borrowing Base Certificate; (ii) an Inventory aging report; (iii) a statement of the current Inventory status, showing the lower of cost (determined on a "average cost" basis) or market value thereof; and (iv) an aging of Accounts (the "Weekly Report"). The Weekly Report will be received by Agent each Monday at its address listed on the signature pages hereof after the date of the Agreement by noon local time (in the event that Agent is not open for business on a Monday then the Weekly Report will be due by noon, Chicago, Illinois Time, of the next Business Day that Agent is open for business).

         (b) Monthly Reports. Borrower agrees to provide to Agent by the 10th Business Day of each month, or more frequently if requested by DFS, in each case as of the last day of the immediately prior month, each of the following:
(i) Inventory aging report; (ii) aging of Accounts; and (iii) aging of Borrower's accounts payable (the "Monthly Reports").

         (c) Other Reports. Borrower agrees to provide Agent within ten (10) days after each request by Agent any other report or information reasonably requested by Agent (the "Other Reports").

         (d) Accuracy of Reports. The Weekly Report, the Monthly Reports and the Other Reports will be true and correct in all respects. Borrower acknowledges Agent's and each Lender's reliance on the truthfulness and accuracy of each Weekly Report, Monthly Report and the Other Reports.

     3.10 Establishment of Reserves. Notwithstanding the foregoing provisions of Section 3.1, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Required Lenders shall deem reasonably necessary or appropriate, against the amount of Loans which Borrower may otherwise request under Section 3.1, including, without limitation, with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (b) shrinkage, spoilage and obsolescence of Inventory; (c) other sums chargeable against Borrower as Loans under any section of this Agreement; and (d) such other matters, events, conditions or contingencies as to which the Required Lenders, in their reasonable credit judgment determine reserves should be established from time to time hereunder.

     3.11. Capital Adequacy. In the event that any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender, in its sole discretion, to be material, then from time to time, after submission by such Lender to Borrower of a written demand therefor, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of such Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to such Lender, and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method.

     3.12 Collections. Borrower will direct all Account Debtors to make all remittances to, and Borrower will deposit all collections on Accounts received directly by Borrower into, an account or accounts designated by Agent, for the account of Lenders. Additionally, Borrower shall deposit all remittances and other proceeds of all cash and credit sales into an account or accounts designated by Agent, for the account of Lenders, which accounts shall then periodically be swept into a primary or concentration account designated by Agent, for the account of Lenders. All funds in such accounts immediately shall become the property of the Lenders and Borrower shall obtain the agreement of such banks to waive any offset rights against the funds so deposited. Until delivery to such account(s), Borrower will keep such remittances separate and apart from Borrower's own funds so that they are capable of identification as the property of the Lenders and will be held in trust for the Lenders. Upon Default, Agent may, and shall at the request of the Required Lenders, notify any Account Debtor of the assignment of Accounts and collect the same. All proceeds received or collected by Agent with respect to Accounts, and reserves and other property of Borrower in possession of Agent at any time or times hereafter, may be held by Agent without interest to Borrower until all Obligations are paid in full or applied by Agent on account of the Obligations. Agent may release to Borrower such portions of such reserves and proceeds as Agent may determine.

     3.13 Advancements. If Borrower fails to (a) perform any of the affirmative covenants contained herein, (b) protect or preserve the Collateral or (c) protect or preserve the status and priority of the Liens and security interest of Agent in the Collateral, Agent may make advances to perform those obligations. Agent will use reasonable efforts to attempt to give Borrower notice prior to making such advancement. All sums so advanced will be due and payable on demand, and will immediately upon advancement become secured by the security interests created by this Agreement and will be subject to the terms and provisions of this Agreement and all of the Loan Documents. Agent may add all sums so advanced, plus any expenses or costs incurred by Agent, including reasonable attorney's fees, as outstanding Loans as Agent may designate in its sole discretion. The provisions of this Section will not be construed to prevent the institution of rights and remedies of Agent or any Lender upon the occurrence of a Default. Any provisions in this Agreement to the contrary notwithstanding, the authorizations contained in this Section will impose no duty or obligation on any Lender or Agent to perform any action or make any advancement on behalf of Borrower and are for the sole benefit and protection of Lenders and Agent.

     3.14 Continuing Requirements - Accounts. Borrower will: (a) if from time to time required by Agent, immediately upon their creation, deliver to Agent copies of all invoices, delivery evidences and other such documents relating to each Account; (b) not permit or agree to any extension, compromise or settlement or make any change to any Account except in the ordinary course of business; (c) affix appropriate endorsements or assignments upon all such items of payment and proceeds so that the same may be properly deposited by Agent for the account of Lenders; (d) immediately notify Agent in writing which Accounts may be deemed Ineligible Accounts; and (e) mark all chattel paper and instruments now owned or hereafter acquired by it to show that the same are subject to Agent's security interest and immediately thereafter deliver such chattel paper and instruments to Agent with appropriate endorsements and assignments to Agent.

  4. TERM OF AGREEMENT.

     4.1 Termination. This Agreement will continue in full force and effect and be non-cancellable for three (3) years from the Effective Date (except that it may be terminated by Agent in the exercise of Agent's and Lender's rights and remedies upon Default by Borrower) and shall be subject to automatic one-year renewal periods thereafter unless at least 180 days prior to the expiration of such initial period or any renewal period, any party shall have notified all other parties in writing of its intention not to renew this Agreement. Notwithstanding the foregoing, Borrower may terminate this Agreement prior to such date upon (a) at least 45 days written notice to Agent; (b) payment to Agent and Lenders of all Obligations; and (c) payment to Agent for the account of Lenders of Forty-Five Thousand Dollars ($45,000).

     Termination on any date will not entitle Borrower to a refund of any fee hereunder. DFS shall be entitled to payment of all fees through the effective date of termination hereunder. These accelerated fees represent liquidated damages and are not a penalty. Any such written notice of termination delivered by Borrower to Agent shall be irrevocable. It is understood that Borrower may elect to terminate this Agreement in its entirety only, no section or lending facility may be terminated singly.

     4.2 Effect of Termination. Borrower will not be relieved from any Obligations to Agent or Lenders arising out of Lenders' advances or commitments made before the effective termination date of this Agreement. Agent and Lenders will retain all of their respective rights, interests and remedies hereunder until Borrower has paid all of Borrower's Obligations to Lenders and Agent. All waivers set forth within this Agreement will survive any termination of this Agreement.

  5. BORROWING AND REPAYMENT PROCEDURES

     5.1. Borrowing Procedures.

     (a) Each Loan shall be made on notice given not later than 11:00 a.m. (Chicago, Illinois Time) on the Funding Date, requesting such Loan to the Agent which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Loan as set forth on any Borrowing Base Certificate shall be by telex, telecopier or cable, confirmed immediately in writing.

     (b) Upon fulfillment of the applicable conditions set forth in Section 7, Agent will fund such Loan. Each Borrowing Base Certificate shall be irrevocable and binding on the Borrower. Agent shall settle with the Lenders in accordance with Section 5.6(b).

     (c) Unless the Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Loan, the Agent may assume that such Lender will make such share available to the Agent in accordance with Section 5.6(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that a Lender shall not have so made such ratable portion available to the Agent at such time as is required under Section 5.6(b) hereof, and the Agent makes available to Borrower a corresponding amount, such Lender and Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount continues to be made available by Agent to the Borrower until the date such amount is repaid or paid to the Agent, at the interest rate applicable to Loans at such time pursuant to the terms hereof. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rate share of such Loan for purposes of this Agreement. Notwithstanding the foregoing, Borrower's repayment of any such amounts representing a share of any Loan not funded by a Lender shall not constitute a waiver by Borrower of such Lender's breach for such failure to fund such share.

     (d) The failure of any Lender to make the advance to be made by it as part of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its advance on the date of such Loan, but no Lender shall be responsible for the failure of any other Lender to make the advance to be made by such other Lender on the date of any Loan.

     (e) Notwithstanding anything herein to the contrary (i) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Loan on the due date in the amount required to pay such interest; and (ii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Loan on the due date in the amount then so due.

     5.2 Excess Advances. The Required Lenders may, in their absolute discretion, elect to permit the total unpaid balance of Loans to exceed the Total Credit Limit ("Excess Advances"), and no such event or occurrence shall cause or constitute a waiver by such Lenders of their right to demand payment of all or any part of the Loans at any time within the terms of this Agreement or to refuse, in their sole and absolute discretion, to make such further Loans. Any such Excess Advances shall be payable within one (1) Business Day after demand therefor, unless otherwise specifically agreed to by the Lenders, and shall bear interest at the Default Interest Rate.

     5.3 All Loans One Obligation. All Obligations of Borrower under this Agreement and all other Loan Documents shall constitute one obligation secured by the security interest granted in this Agreement, and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower. All of the rights of Agent and Lenders set forth in this Agreement shall apply to any modification of or supplement to this Agreement, or Exhibits hereto, unless otherwise agreed in writing.

     5.4 Payments of Princinal and Interest.

     (a) All payments and amounts due hereunder by Borrower shall be made or be payable without set-off or counterclaim and shall be made to Agent prior to 12:00 noon (Chicago, Illinois Time) on the date due at its office(s) responsible for Borrower's account, or at such other place which Agent may designate to Borrower in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees.

     (b) The Agent will promptly, in accordance with the provisions of Section 5.6(b), remit in immediately available funds to each Lender its Pro Rata Share of all such payments received by the Agent for the account of such Lender.

     (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent and the Agent makes available to a Lender on such date a corresponding amount, such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the interest rate applicable to Loans hereunder pursuant to the terms hereof.

     5.5 Collection Days. All payments and all amounts received hereunder will be credited by Agent to Borrower's account two (2) days after good funds have been deposited into Agent's general operating account.

     5.6 Sharing of Payments, Etc; Settlement.

     (a) Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, Provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.6(a) may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     (b) Settlement. Amounts payable by Lenders to Agent in respect of Loans advanced by Agent, reimbursable expenses and liabilities and other obligations of Lenders to Agent, and amounts payable by Agent to Lenders in respect of collections and certain fees as provided herein, and with respect to settlement under the Floorplan Inventory Facility Participation Agreement, shall, subject to the terms of the sentence immediately following, be settled weekly, on Tuesday of each week hereunder in accordance with the following procedures and in accordance with the terms of a Settlement Certificate, substantially in the form attached hereto as Exhibit 5.6(b): (i) on each Tuesday, Agent shall provide Lenders with a written accounting of the Loans made, reimbursable expenses and liabilities incurred by Agent, collections and fees received during such week, and the net amount payable by Agent or Lender, and (ii) the parties owing payment shall pay such amount by electronic funds transfer in immediately available funds by the close of business on the next Business Day. Notwithstanding the foregoing, Agent shall not be obligated to fund a Loan in excess of DFS' Commitment, and therefore, upon Agent's written notification as provided in item (i) immediately preceding, Agent and Lenders shall settle more frequently than weekly.

   6. SECURITY FOR THE OBLIGATIONS

     6.1 Grant of Security Interest. To secure payment of all of Borrower's current and future Obligations and to secure Borrower's performance of all of the provisions under this Agreement and the other Loan Documents, Borrower grants Agent a security interest in all of Borrower's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents and general intangibles; and all judgments, claims, insurance policies relating to the "Collateral," and payments owed or made to Borrower thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof. All such assets are collectively referred to herein as the "Collateral." All such terms for which meanings are provided in the UCC are used herein with such meanings. All Collateral financed by Lenders, and all proceeds thereof, will be held in trust by Borrower for Lenders, with such proceeds being payable in accordance with this Agreement. Borrower covenants with Agent that Agent may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder.

     6.2 Future Advances. Agent's security interests shall secure all current and all future advances to Borrower made by Lenders under the Loan Documents.

     6.3 Financing Statements. Borrower shall execute and deliver to Agent for the benefit of Lenders such financing statements, certificates of title and original documents as may be required by Agent with respect to Agent's security interests.

     6.4 Guaranties. Borrower shall cause any and all Subsidiaries, whether now existing or hereafter acquired, to execute and deliver collateralized guaranties of the Obligations secured by a first priority, perfected security interest in the same type of assets of such Subsidiaries as are described in
Section 6.1.

     6.5 Further Assurances. Borrower will execute and deliver to Agent, at such time or times as Agent may request, all financing statements, security agreements, assignments, certificates, affidavits, reports, schedules, and other documents and instruments (a) that Agent may deem necessary to perfect and maintain Agent's perfected security interests in the Collateral and (b) as reasonably requested by Lenders through Agent, to fully consummate the transactions contemplated under all Loan Documents. All filing, recording or negotiation fees shall be payable by Borrower.

     6.6 Intellectual Property. Borrower shall execute and deliver a collateral assignment of patents, copyrights and trademarks in form and substance reasonably acceptable to Agent granting Agent a first priority security interest in and to the items listed in Exhibit 8.21 in form acceptable for recordation.

   7. CONDITIONS PRECEDENT

   All duties and obligations of Lenders under the Loan Documents on the Effective Date, and at all times during the term of this Agreement, are specifically subject to the full and continued satisfaction by Borrower of the conditions precedent set forth below.

     7.1 Conditions Precedent to Closing. The following conditions must be satisfied as of the Effective Date:

  (a) Lender's Counsel. Each Lender's counsel must approve of all matters pertaining to (i) title to the Collateral; (ii) the form, substance and due execution of all Loan Documents; (iii) Borrower's organizational documents; and (iv) all other legal matters, including the application of any laws relating to usury.

  (b) Material Chance. There must not have been any material adverse change, between August 31, 1996 and the Effective Date, in the condition of Borrower, the condition of the Business, the value and condition of the Collateral, the structure of Borrower other than as contemplated herein, or in the financial information, audits and the like obtained by Agent.

  (c) Perfected Liens. Agent shall have a perfected first priority Lien and security interest in the Collateral, subject only to the Permitted Liens.

  (d) Insurance. Borrower shall provide Agent with certificates of insurance evidencing that Borrower has obtained the insurance as required in
  Section 9.1.2.

  (e) Laws. Borrower and its Subsidiaries shall be in compliance with all applicable laws and governmental regulations, including, but not limited to, all Environmental Laws, the failure to comply with which would have a material adverse effect on Borrower, its Subsidiaries or the Business.

  (f) Certificate of Good Standing. A certificate of good standing for Borrower (or other similar certificate) must be delivered to the Agent, from the appropriate governmental authority of Borrower's state of incorporation and other jurisdictions in which Borrower does business, dated not earlier than 30 days prior to the Effective Date.

  (g) Opinion of Borrower's Counsel. Agent must receive a written opinion from counsel for Borrower, dated the Effective Date, and addressed to and for the benefit of Agent and the Lenders, in form and substance satisfactory to Lenders.

  (h) UCC Searches. Agent must receive a certificate from a provider of financing statement searches acceptable to Agent which identifies all financing statements of public record not more than 5 days before the Effective Date, that pertain to the Collateral.

  (i) President's Certificate. The delivery to Agent of a President's Certificate in the form attached hereto as Exhibit 7.1(i).

  (j) Articles of Incorporation. A certified copy of the Articles of Incorporation, By-Laws and the resolutions of the directors of Borrower authorizing the transactions contemplated by this Agreement shall be delivered to Agent.

  (k) Secretary's Certificate of Resolution and Incumbency. Such certificate, in the form attached hereto as Exhibit 7.1(k), shall be delivered to Agent.

  (l) Pre-closing Expenses. Borrower shall pay to the Lenders all fees and expenses required under this Agreement that are due on or before the Effective Date.

  (m) Pre-closing Reviews. Lenders must complete reviews with satisfactory results of Borrower's Inventory and Accounts. All costs and expenses for such pre-closing reviews will be included within the pre-closing expenses.

  (n) Payoff Letter. A lien release and payoff letter executed by any and all lienholders on any of the Collateral, including but not limited to any of the intellectual property listed on Exhibit 8.21 hereof, other than with respect to the Permitted Liens.

  (o) Nations' Terminations. Satisfaction of all outstanding indebtedness in favor of Nations under its existing floorplan facility, and Nations' termination of all UCC financing statements filed on any assets of Borrower.

  (p) Other Documents. Such other documents, submissions, insurance policies and other matters as reasonably requested by any Lender through the Agent relating to the results of any due diligence or Borrower's representations made hereunder, including but not limited to the AWF and the Floorplan Inventory Facility Participation Agreement.

     7.2 Conditions Precedent For All Loans. The following conditions must be satisfied as of each Loan, including the initial Loan:

         (a) Each of Borrower's representations and warranties provided herein shall be true and correct in all material respects, as of the date of each such Loan (or, if any such representation or warranty is limited to a specific date, as of such specific date). In connection therewith, Borrower agrees that both Borrower's Notice of Borrowing for a Loan, and acceptance of any Loan hereunder shall be deemed to constitute Borrower's representation and warranty that the representations and warranties set forth in this Agreement are true and correct in all material respects, and restated as of the dates of such request, and such acceptance (or, if any such representation or warranty is limited to a specific date, as of such specific date).

         (b) There shall not have occurred and be continuing any Default or any Unmatured Default, and Borrower's Notice of Borrowing for a Loan, and acceptance of any Loan hereunder shall be deemed to constitute Borrower's representation and warranty to such effect.

         (c) With respect to any Notice of Borrowing, the amount requested for such Loan, if any, together with the then current total unpaid outstanding balance of all Loans hereunder shall not exceed the then existing Total Credit Limit.

     7.3 Determinations Under Section 7.1. For purposes of determining compliance with the conditions specified in Section 7.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Loan specifying its objection thereto and such Lender shall not have made available to the Agent such Lender's Pro Rata Share of such Loan.

   8. REPRESENTATIONS AND WARRANTIES

      To induce Lenders to enter into this Agreement, Borrower makes the representations and warranties set forth below, all of which will remain true and correct in all material respects during the term of this Agreement (or, if any such representation and warranty is limited to a specific date, as of a such specific date). Borrower acknowledges each Lender's justifiable right to rely upon the representations and warranties set forth below.

     8.1 Financial Statements. Borrower's audited consolidated financial statements as of December 31, 1995 and Borrower's unaudited consolidated financial statement as of August 31, 1996, copies of which have been previously submitted to
                                       16

Agent, have been prepared in conformity with GAAP and present fairly the financial condition of Borrower and its consolidated Subsidiaries as at such dates and the results of their operations for the periods then ended. Borrower warrants and represents to Lenders that all financial statements and information relating to Borrower or any Guarantor which have been or may hereafter be delivered by Borrower or any Guarantor present fairly the information set forth therein and have been and will be prepared in accordance with GAAP, excluding footnotes and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Borrower or any Guarantor since the submission to Agent, either as of the date of delivery, or, if different, the date specified therein, and Borrower acknowledges Lenders' reliance thereon.

     8.2 Non-Existence of Defaults. Except as set forth on Exhibit 8.2, neither Borrower nor any of its Subsidiaries is in default with respect to any material amount of its existing Indebtedness. The making and performance of this Agreement and all other Loan Documents, will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of the bylaws or any other corporate document of Borrower; (b) violate any laws to the best of Borrower's knowledge after diligent inquiry; (c) result in a material default under any contract, agreement, or instrument to which Borrower is a party or by which Borrower or its properties are bound; or (d) result in the creation or imposition of any security interest in, or Lien or encumbrance upon, any of the Collateral except the Permitted Liens.

     8.3 Litigation. Set forth on Exhibit 8.3 is a list of all actions, suits, investigations or proceedings pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as of the date hereof in which there is a reasonable probability of an adverse decision which would materially and adversely affect Borrower, the Business, or the Collateral.

     8.4 Material Adverse Changes. Borrower does not know of or expect any material adverse change in the Business, or in Borrower's or any of the Subsidiaries' assets, liabilities, properties, or condition, financial or otherwise, including changes in Borrower's financial condition from August 31, 1996 through the Effective Date.

     8.5 Title to Collateral. Except as set forth on Exhibit 8.5, Borrower has good and marketable title to all of the Collateral, free and clear of any and all Liens, claims and encumbrances, other than the Permitted Liens.

     8.6 Corporate Status. Borrower and each of the Subsidiaries is a corporation duly organized and validly existing, in good standing, with perpetual corporate existence, under the laws of their respective jurisdictions of formation. Borrower and its Subsidiaries have the corporate power and authority to own their properties and to transact the Business in which they are engaged and presently propose to engage. Borrower and each Subsidiary is duly qualified as a foreign corporation and in good standing in all states where the nature of their Business or the ownership or use of their property requires such qualification, and where failure to so qualify would have a material adverse effect on its Business, operations or financial condition.

     8.7 Subsidiaries. Exhibit 8.7 hereto lists the Subsidiaries as of the Effective Date.

     8.8 Power and Authority. Borrower has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of the Loan Documents. Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all other Loan Documents and the borrowing hereunder.

     8.9 Place of Business. Borrower's chief executive office and the principal place of business is located at 7350 North Linder Avenue, Skokie, IL 60077. Borrower's records concerning the Collateral are kept at such chief executive office, or will be kept at such other place that Borrower informs Agent of not less than 30 days in advance of relocation.

     8.10 Enforceability of the Loan Documents. The Loan Documents executed by Borrower are the valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

     8.11 Taxes. Borrower's federal tax identification number is 36-3042018. Borrower has (a) filed all federal, state and local tax returns and other reports that it is required by law to file, (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable, the failure of which to pay would have a material adverse effect on the Business, except those contested in good faith and in accordance with accepted procedures, and for which adequate reserves have been established in accordance with GAAP, and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges.

     8.12 Compliance with Laws. Borrower, to the best of its knowledge, has complied, and shall cause each Subsidiary to comply, in all material respects with all applicable laws, including any Environmental Laws and any zoning laws, the failure to comply with which would have a material adverse effect on Borrower individually, or Borrower and its Subsidiaries on a consolidated basis.

     8.13 Consents. Borrower and the Subsidiaries have obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Borrower and the Subsidiaries in connection with the Business or the execution and delivery of this Agreement and the other Loan Documents the failure of which to obtain or effect would have a material adverse effect on Borrower individually, or on Borrower and its Subsidiaries on a consolidated basis.

     8.14 Purpose. Borrower will use the advances which the Lenders make under the Credit Facility solely for lawful purposes and as described in Section 3 hereof.

     8.15 Condition of the Business. All material assets used in the conduct of the Business are in good operating condition and repair and are fully usable in the ordinary course thereof, reasonable wear and tear excepted.

     8.16 Capital. All issued shares and all outstanding shares in the Subsidiaries as reflected in Borrower's financial statements are validly issued pursuant to proper authorization of the board of directors of such Subsidiary, and are fully paid, and non-assessable. Except for the Elek-Tek, Inc. 1993 Incentive Stock Option Plan, as amended, and the Elek-Tek, Inc. Non-Qualified Director Stock Option Plan, each as described on Exhibit 8.16, copies of which have been delivered to Agent, which such plans shall not be amended, modified, revised or restated without the prior written consent of Agent, there are no outstanding subscriptions, warrants, options, calls or commitments, obligations or securities convertible or exchangeable for shares of any stock of Borrower or the Subsidiaries. Borrower and the Subsidiaries shall give Agent thirty (30) days prior written notice before entering any agreement to register any new issues of its equity or debt securities under the Securities Act of 1933, as amended, or any state securities law, which are not so registered on the date hereof. All Borrower's issued shares and outstanding capital stock are fully paid and non-assessable, and its capital structure is as set forth on Exhibit 8.16.

     8.17 Location of Collateral. Exhibit 8.17 describes the locations where any of the Collateral is located or stored as of the date hereof.

     8.18 Real Property. Neither Borrower nor any Subsidiary own or lease any real property, except as set forth on Exhibit 8.18 attached hereto.

     8.19 Warranties and Representations-Accounts. For each Account listed by Borrower on any Borrowing Base Certificate, Borrower warrants and represents to Lenders that at all times: (a) such Account is genuine; (b) such Account is not evidenced by a judgment or promissory note or similar instrument or agreement; (c) it represents an undisputed bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) the goods sold or services rendered which resulted in the creation of such Account have been delivered or rendered to and accepted by the Account Debtor; (e) the amounts shown on the Borrowing Base Certificate, Borrower's books and records and all invoices and statements delivered to Agent with respect thereto are owing to Borrower and are not contingent except for unassorted rights of return given by Borrower to Account Debtors in the ordinary course of Business (collectively, the "Return Policy") which such Return Policy shall be disclosed to Agent and shall not be materially modified or amended without Agent's prior written consent; (f) no payments have been or will be made thereon except payments turned over to Lenders; (g) there are no offsets, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with the Account Debtor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Borrower in the ordinary course of its business for prompt payment;
(b) there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base Certificate, Borrower's books and records and the invoices and statements delivered to Agent with respect thereto; (i) to the best of Borrower's knowledge, all persons acting on behalf of the Account Debtor thereon have the authority to bind the Account Debtor; (j) the goods sold or transferred giving rise thereto are not subject to any Lien, claim, encumbrance or security interest which is superior to that of Agent's; (k) such Account is subject to Agent's perfected, first priority security interest and no other Lien other than a Permitted Lien; and (l) there are no proceedings or actions known to Borrower which are threatened or pending against the Account Debtor thereon which might result in any material adverse change in such Account Debtor's financial condition.

  Notwithstanding the foregoing provisions of Section 8.19(g) above, only that portion of such Account equal to the offset, counterclaim or dispute shall not be considered an Eligible Account.

     8.20 Environmental, Health and Safety Matters. Except as disclosed on
Exhibit 8.20: To the best of Borrower's knowledge, (a) the operations of Borrower and each of the Subsidiaries complies in all respects with (i) all applicable Environmental Laws, and (ii) all applicable OSHA Laws; (b) none of the operations of Borrower or any Subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or OSHA Law; (c) none of the operations of Borrower or any Subsidiary is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to (i) a spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of Borrower or any Subsidiary; (d) neither Borrower nor any Subsidiary has filed any notice under any Environmental Law or OSHA Law indicating or reporting (i) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (ii) any unsafe or unhealthful condition at any premises of Borrower or any Subsidiary; and (e) neither Borrower nor any Subsidiary has any known contingent liability in connection with (i) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (ii) any unsafe or unhealthful condition at any premises of Borrower or any Subsidiary.

     8.21 Patents, Copyrights, Trademarks, Etc. To the best of Borrower's knowledge, the Borrower and each of the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others. All such licenses, patents, trademarks, trade names, service marks and copyrights, and applications therefor existing on the date hereof are listed on Exhibit 8.21.

     8.22 Solvency. The Borrower and each of the Subsidiaries now has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and Borrower and each of the Subsidiaries now owns property having a value, greater than the amount required to pay Borrower's or such Subsidiary's debts.

     8.23 Leases. Exhibit 8.23(a) attached hereto is a complete listing of all capitalized leases of Borrower and Exhibit 8.23(b) attached hereto is a complete listing of all operating leases of Borrower.

     8.24 Labor Relations. Except as described on Exhibit 8.24 attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     8.25 Business Locations; Agent for Process. During the preceding seven
(7) year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown Exhibit 8.17.

     8.26 Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (a) an automatic representation and warranty by Borrower to Lenders that there does not then exist any Default or any Unmatured Default, and (b) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

     8.27 Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lenders that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Agent and Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

  9. BORROWER'S COVENANTS

     9.1 Affirmative Covenants. During the term of this Agreement and thereafter for so long as any Obligations are outstanding and unpaid, Borrower covenants that unless otherwise consented to by the Required Lenders in writing, it shall perform all the acts and promises required by this Agreement and all the acts and promises set forth below.

     9.1.1 Payment and Performance. Borrower will pay and perform all Obligations in full when and as due hereunder.

     9.1.2 Insurance.

          (a) Type of Insurance. Borrower will at all times cause the Business and the Collateral to be insured by insurers of reasonable financial soundness and having an A. M. Best rating of A or better, with such policies, against such risks and in such amounts as are appropriate for reasonably prudent businesses in Borrower's industry and of Borrower's size and financial strength.

          (b) Requirements as to Insurance Policies. The policies of insurance which Borrower is required to carry shall comply with the requirements listed below:

          (i) Each such policy shall provide that it may not be canceled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to Agent;

          (ii) Each liability and hazard insurance policy shall name Agent as an additional insured; and

          (iii) Each property insurance policy required hereunder shall contain a standard lender's loss payable clause in favor of Agent. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to Agent providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Borrower which might otherwise result in forfeiture of such insurance.

          (c) Collection of Claims. Borrower will promptly advise Agent of any insured casualty and Borrower agrees that Agent may direct all insurance proceeds therefrom to be paid directly to Agent to the extent that such loss is not adequately insured under an insurance policy which names Agent as a loss payee, and hereby appoints Agent its attorney-in-fact for such purpose.

          (d) Blanket Policies. Any insurance required hereunder may be supplied by means of a blanket or umbrella insurance policy.

          (e) Delivery of Policies or Certificates of Insurance. Borrower shall deliver to Agent certificates of insurance issued by insurers to evidence that the insurance maintained by Borrower complies with the requirements hereunder.

     9.1.3 Collection of Receivables; Sale of Inventory. Borrower will collect its Accounts and sell its Inventory only in the ordinary course of business.

     9.1.4 Notice of Litigation and Proceedings. Borrower will give prompt notice to Agent of: (a) any litigation or proceeding (including fines and penalties of any public authority) in which it, or any of the Subsidiaries is a party in which there is a reasonable probability of a material adverse decision which would require it or any of the Subsidiaries to pay money or deliver assets, whether or not the claim is considered to be covered by insurance; (b) any class action litigation against it, regardless of size; and
(c) the institution of any other suit or proceeding that might materially and adversely affect the operations, financial condition, property or the Business of Borrower individually, or of Borrower and the Subsidiaries on a consolidated basis.
                                       21

     9.1.5 Payment of Indebtedness to Third Persons. Borrower will, and will cause each Subsidiary to, pay, when due, subject to all applicable grace periods, all Indebtedness and any other liability due third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor satisfactory to Agent in accordance with GAAP being set aside by Borrower or such Subsidiary. Agent will use reasonable efforts to attempt to give Borrower notice before Agent requires Borrower to set aside additional reserves.


     9.1.6 Notice of Change of Business Location. Borrower will notify Agent 30 days in advance of: (a) any change in or discontinuation of the location of the Collateral, Borrower's principal place of business, or any of the Subsidiaries' existing offices or places of business, (b) the establishment of any new places of business relating to the Business, and (c) any change in or addition to the locations where Borrower's Inventory or records are kept.

     9.1.7 Payment of Taxes. Borrower will, and will cause each Subsidiary to, pay or cause to be paid, when and as due, all taxes, assessments and charges or levies imposed upon it or on any of its property or that it is required to withhold and pay over to the taxing authority or that it must pay on its income, the failure of which to pay would have a material adverse effect on Borrower individually, or on Borrower and the Subsidiaries on a consolidated basis, except where contested in good faith by appropriate proceedings with adequate reserves therefor satisfactory to Agent., in accordance with GAAP, having been set aside by Borrower or such Subsidiary. Agent will use reasonable efforts to attempt to give Borrower notice before Agent requires additional reserves. However, Borrower will, and will cause each Subsidiary to, pay or cause to be paid all such taxes, assessments, charges or levies immediately whenever foreclosure of any Lien that attaches on the Collateral appears imminent.

     9.1.8 Further Assurances. Borrower agrees to, and will cause each Subsidiary to, execute such other and further documents, including, without limitation, deeds of trust, promissory notes, security agreements, financing statements, continuation statements, certificates of title, and the like as may from time to time in the reasonable opinion of Agent be necessary to perfect, confirm, establish, re-establish, continue, or complete the security interests, collateral assignments and Liens in the Collateral, and the purposes and intentions of this Agreement.

     9.1.9 Maintenance of Status. Borrower will take all necessary steps to
(a) preserve its, and each Subsidiary's, existence as a corporation, (b) preserve Borrower's and the Subsidiaries' material franchises and permits, and
(c) comply with all present and future material agreements to which Borrower, or any of the Subsidiaries, is subject, and (d) maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary or in which the failure to be so qualified might have a material adverse effect on the financial condition or properties of Borrower individually, or of Borrower and the Subsidiaries on a consolidated basis or the Business. Borrower will not change the nature of the Business during the term of this Agreement.

     9.1.10 Financial Statements; Reporting Requirements; Certification as to Defaults. During the term of this Agreement, Borrower will furnish two copies of the following to Agent:

    (a) within 100 days after the end of each fiscal year, annual financial statements for Borrower and its consolidated and consolidating Subsidiaries as of the end of such fiscal year, consisting of a consolidated and consolidating balance sheet, consolidated and consolidating statement of operations, consolidated and consolidating statements of cash flows and consolidated and consolidating statement of stockholder's equity, in comparative form, together with a narrative description of the financial condition and results of operations and the liquidity and capital resources of Borrower and setting forth in comparative form the corresponding figures for the corresponding period of the prior fiscal year and the corresponding figures from the most recent financial projections of Borrower, discussing the reasons for any significant variations. The statements and balance sheet will be audited by an independent firm of certified public accountants selected by Borrower and acceptable to the Required Lenders, and certified by that firm of certified public accountants to have been prepared in accordance with GAAP. The certified public accountants will render an unqualified opinion as to such statements and balance sheets. The Lenders through the Agent will have the absolute and irrevocable right, from time to time, to discuss the affairs of Borrower directly with the independent certified public accountant after prior notice to Borrower and the reasonable opportunity of Borrower to be present at any such discussions;

    (b) by the 25th day of each month, financial statements for Borrower and its consolidated and consolidating Subsidiaries as of the end of the immediately preceding month, consisting of consolidated and consolidating balance sheet and statement of operations prepared by Borrower;

    (c) by the 50th day of each quarter, a certificate of the President, or Chief Financial Officer, in the form of Exhibit 9.1.10(c) attached hereto, of Borrower stating that such person has reviewed the provisions of the Loan Documents and that a review of the activities of Borrower during such quarter has been made by or under such person's supervision with a view to determining whether borrower has observed and performed all of Borrower's obligations under the Loan Documents, and that, to the best of such person's knowledge, information and belief, Borrower has observed and performed each and every undertaking contained in the Loan Documents and is not at the time in default in the observance or performance of any of the terms and conditions thereof or, if Borrower will be so in default, specifying all of such defaults and events of which such person may have knowledge;

    (d) by the end of each fiscal year, an annual budget and income statement with cash flow projections for the following fiscal year;

    (e) promptly upon receipt thereof, copies of all final reports and final management letters submitted to Borrower or any of the Borrower's Subsidiaries by independent accountants in connection with any annual or interim audit of the books of Borrower or such Subsidiaries made by such accountants;

    (f) copies of any and all reports, filings and other documentation delivered to the Securities and Exchange Commission by or on behalf of Borrower promptly after the delivery thereof, if applicable;

    (g) (i) By the 25th day after the end of each month, with respect to the Financial Covenants set forth in Sections 9.3.1(a) and (b), and (ii) by the 50th day after the end of each quarter with respect to the Financial Covenant set forth in Section 9.3.1(c), or more often if requested by Agent, the President or Chief Financial Officer of Borrower will certify to Agent that Borrower is in compliance with such Financial Covenants, in a form acceptable to Agent in its sole discretion;

    (h) if requested by Agent, within fifteen (15) days after the end of each month, a list of the Inventory financed by IBMCC and HP, and a list of the total amount due and payable by Borrower to each such entity; and

    (i) any other statements, reports and other information as any Lender through the Agent may reasonably request concerning the financial condition or operations of Borrower and its properties.

        9.1.11 Notice of Existence of Default. Borrower will, and will cause its Subsidiaries to, promptly notify Agent of: (a) the existence of any known condition or event, which constitutes or which will constitute a Default or an Unmatured Default and (b) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Borrower or for Borrower's benefit and used in the Business, or granted to any of its Subsidiaries or for any such Subsidiaries' benefit, by any governmental agency material to the Business.

        9.1.12 Compliance with Laws. Borrower will, and will cause its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders.

        9.1.13 Maintenance of Collateral. Borrower will maintain all material Collateral and every part thereof in good condition and repair. Borrower will not permit the value of the Collateral to be materially impaired. Borrower will defend the Collateral against all claims and legal proceedings by persons other than the Lenders. Borrower will not transfer the Collateral from the premises where now located (other than Inventory sold in the ordinary course of business and other Collateral transferred in the ordinary course of business), or permit the Collateral to become a fixture or accession (unless so affixed on the Effective Date) to any goods which are not items of Collateral, without the prior written approval of Agent. Borrower will not permit the Collateral to be used in violation of any applicable law, regulations, or any policy of insurance. As to Collateral consisting of instruments and chattel paper, Borrower will preserve rights in it against prior parties.

        9.1.14 Collateral Records and Statements. Borrower will keep such accurate and complete books and records pertaining to the Collateral in such detail and form as Agent reasonably requires, including, but not limited to: schedules of inventory; original orders; invoices; shipping documents; billing settlements and receivables; sold receivables; Inventory listing containing model, serial number (if available) and location. Other reporting will be available upon reasonable request by Lenders through Agent, including, but not be limited to, accounts payable agings in such form as the Agent and/or a Lender reasonably requires. The statements will be in the form and will contain the information as is prescribed by Agent.

        9.1.15 Inspection of Collateral. Agent and the Lenders may examine the Collateral at any time, and from time to time during normal business hours. Agent and the Lenders will have full access to, and the right to review, inspect and make abstracts and copies from Borrower's books and records pertaining to the Collateral, wherever located, at any time during reasonable business hours, and from time to time. Borrower will assist Agent and the Lenders in so doing. Borrower will pay a fee to DFS, for its own account (even if other Lenders accompany the Agent on such review) in the amount of $1,500 per quarter for such Collateral reviews and any other reviews performed under the Loan Documents as frequently as Agent shall reasonably determine, but at least quarterly, and Borrower agrees that such fee is not interest but rather reimburses Agent for its out-of-pocket and allocated overhead expenses incurred in conducting such audits.

        9.1.16 Landlord's Agreements.

  (a) Existing Leases. Within 120 days after the Effective Date, Borrower will provide a landlord waiver and agreement, in a form acceptable to Agent, for its premises located at 7350 North Linder Avenue, Skokie, IL 60077. Borrower shall deliver such a landlord waiver, on or prior to the Effective Date, for each and every lease of real property pursuant to which Borrower has granted a landlord a Lien on any of its assets. For each and every other existing lease of real property listed on Exhibit 8.23(b), Borrower shall make a good faith effort to deliver such a landlord waiver.

  (b) Future Leases. Borrower will provide or cause to be provided, landlord waivers and agreements in a form acceptable to Agent with respect to any future leases of real property, prior to entering into them. In no event, however, shall the Borrower execute a lease for any premises which grants to a landlord a Lien on any assets of Borrower.

     9.1.17 Reimbursement for Bank Charges. Borrower will reimburse Lenders for all charges made by banks for collection of checks and other items of payment and for transfer of funds to or from Borrower.

  9.2 Negative Covenants. During the term of this Agreement and thereafter, for so long as any Obligations are outstanding and unpaid, Borrower covenants that unless otherwise consented to in writing by the Required Lenders, Borrower shall not perform or cause or permit to be performed the following acts:

     9.2.1 Change of Name, Etc. Borrower and the Subsidiaries will not change their name, or begin to trade under any assumed names or trade names without thirty (30) days prior written notice to Agent. Borrower will not, and will not permit any Subsidiary to, change its manner of organization, enter into any mergers, consolidations, reorganizations or recapitalizations without the Required Lenders' prior written consent other than as contemplated herein.

     9.2.2 Sale or Transfer of Assets. Except in the ordinary course of business, Borrower and the Subsidiaries will not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any substantial part of their assets. This provision will not apply to any sale if the proceeds of such sale pay the Obligations in full.

     9.2.3 Encumbrance of Assets. Borrower will not, and will not permit a Subsidiary to, mortgage, pledge, grant or permit to exist a security interest in or Lien upon any of the Collateral, now owned or hereafter acquired except for the Permitted Liens.

     9.2.4 Acquisition of Stock or Assets. Borrower and the Subsidiaries will not, acquire, or enter into any agreement or commitment letter to acquire, all or substantially all the assets of, equity interest or stock in, another business.

     9.2.5 False Certificates or Documents. Borrower has not and will not, permit any Subsidiary to, furnish Agent or any Lender with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     9.2.6 Assignment. Borrower will not assign or attempt to assign the Loan Documents or any of its interests under the Loan Documents.

     9.2.7 Transactions with Affiliates. Borrower will not enter into any contracts, leases, sales or other transactions with any Affiliate on terms less favorable than could be obtained generally by Borrower from a non-Affiliate.
                                       25

     9.2.8 Dividends. Borrower will not, and will not permit any Subsidiary to, declare or pay any dividends upon its capital stock other than stock dividends.

     9.2.9 Capital Expenditures. Borrower will not make, or commit to make, any expenditure for capital improvements (including, without limitation, capitalized leases) or the acquisition of capital goods in excess of: (a) subject to the provisions of Section 9.2.9(b) immediately following, Five Hundred Thousand Dollars ($500,000) per calendar year, and (b) notwithstanding the foregoing, up to Two Million Eight Hundred Thousand Dollars ($2,800,000) solely in connection with Borrower's inventory and accounting software and hardware systems upgrade.

     9.2.10 Loans by Borrower. Except as described on Exhibit 9.2.10, which such loans shall not be modified, amended, supplemented, refinanced, or otherwise revised without the prior written consent of Agent, Borrower will not, and will not permit any Subsidiary to, make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses and trade credit extended in the ordinary course of Business.

     9.2.11 Fiscal Year. Borrower will not, and will not permit any Subsidiary to, change its fiscal year-end without sixty (60) days prior written notice to Agent.

     9.2.12 Total Indebtedness. Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

     (i) the Obligations;
     (ii) Subordinated Debt;
     (iii) Indebtedness of any Subsidiary to Borrower; and
     (iv) Accounts payable to trade creditors and current operating expenses (other than for money borrowed) incurred in the ordinary course of business which are aged not more than thirty (30) days past due, unless actively contested in good faith and by appropriate and lawful proceedings, and for which adequate reserves have been established in accordance with GAAP.

     9.2.13 Adverse Transactions. Borrower will not enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Borrowing Base Certificate submitted to Agent pursuant to Section 3.2 of this Agreement.

     9.2.14 Guaranties. Borrower will not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person, except by endorsement of instruments or items of payment for deposit or collection.

     9.2.15 Bill-and-Hold Sales. Etc. Borrower will not make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

     9.2.16 Stock Redemption. Borrower will not redeem or purchase any of its outstanding capital stock, warrants, or stock options or convert or permit such stock, warrants or options to be converted into cash, nor has or shall Borrower guaranty to any of its shareholders any minimum stock price or valuation.
                                       26

     9.2.17 Use of Names. Borrower will not without the prior written consent of the applicable party, use the name of Agent or any Lender or the name of any Affiliates of such party in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes or as required by law.

     9.2.18 Margin Securities. Borrower will not own, purchase or acquire, or permit any Subsidiary to own, purchase or acquire, (or enter, or permit any Subsidiary to enter, into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lenders shall have received an opinion of counsel satisfactory to Lenders to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

     9.2.19 Leases. Borrower will not become a lessee under any operating lease of real property other than those listed on Exhibit 8.23(b) without the prior written consent of Agent.

     9.2.20 Tax Consolidation. Borrower will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

  9.3 FINANCIAL COVENANTS.

     9.3.1 Amounts. Borrower agrees that it will at all times maintain the following:

    (a) a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than: (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) for the calendar quarter ending 12/31/96, and (ii) Thirteen Million Dollars ($13,000,000), thereafter;

    (b) a ratio of Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than: (i) Five and eight-tenths to One (5.8 to 1.0) for the calendar quarter ending 12/31/96, and (ii) Five and One-half to One (5.5 to 1.0), thereafter; and

    (c) a ratio of EBIT to total interest expenses of not less the ratio set forth below for the period corresponding thereto:

                   Period                        Ratio

    Calendar quarter ending 9/30/96          1.5 to 1.0

    Calendar quarter ending 12/31/96         2.5 to 1.0

    Calendar quarter ending 3/31/97          2.5 to 1.0

    Calendar quarter ending 6/30/97          1.5 to 1.0

    Calendar quarter ending 9/30/97          2.5 to 1.0
    and each calendar quarter thereafter

    For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Borrower's assets less liabilities (including as liabilities all reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles (as that term is defined in the UCC); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; goodwill; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; provided, however, "Intangibles" shall not include tax refunds payable to Borrower, or other tax assets of Borrower resulting from loss carryforwards or other temporary differences in the recognition of income and/or losses for tax reporting purposes; (iii) "Debt" means all of Borrower's liabilities and indebtedness for borrowed money of any kind and nature whatsoever other than Subordinated Debt (as defined below), whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Borrower has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Borrower; (iv) "EBIT" shall mean, for any period of determination, the consolidated net income of Borrower and the Subsidiaries before provision for income taxes and interest expense (including, without limitation, implicit interest expense on capitalized leases), all as determined in accordance with GAAP, excluding therefrom (to the extent included): (A) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; (B) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;
    (C) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower; (D) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (E) any gain arising from the acquisition of any securities of Borrower; and (F) non-operating losses arising from the sale of capital assets during such period; and (v) "Subordinated Debt" means all of Borrower's Debt which is subordinated to the payment of Borrower's liabilities to the Lenders by an agreement in form and substance satisfactory to the Required Lenders. The foregoing terms will be determined in accordance with GAAP consistently applied, and, if applicable, on a consolidated basis ("Financial Covenants").


10. DEFAULT/REMEDIES

    Borrower will be in default (each a "Default") under this Agreement if:

    (a) Except for the breach described in item l0 (c) or (d) below, Borrower breaches any terms, covenants, warranties or representations contained herein, or in any other Loan Document, and such breach which is susceptible to cure by Borrower, is not cured to Agent's reasonable satisfaction within thirty (30) days after Borrower's receipt of notice of such breach from Agent, provided, however that if in Agent's discretion, Borrower is reasonably proceeding to cure such breach, Borrower shall be entitled to such additional time as may reasonably be needed to effectuate such cure, but in no event longer than sixty (60) days from the date of Agent's notice;

     (b) any representation, statement, report or certificate made or delivered by Borrower to Agent or any Lender is not accurate when made;

     (c) Borrower fails to pay any portion of Borrower's obligations consisting of interest, fees or other amounts (exclusive of principal payments) due to Agent or any Lender when due and payable hereunder or under any other agreement between any Lender and Borrower, including but not limited to the AWF, and such failure is not cured to Lender's satisfaction within three (3) days after the applicable due date; provided however, that during any period of 180 consecutive days commencing at any time hereafter, Borrower shall be entitled to no more than two (2) such 3-day cure periods, and as to any such payment failures in excess of such limitation, no such cure period shall be available to Borrower;

     (d) Borrower fails to pay any portion of Borrower's obligations consisting of principal payments due to Agent or any Lender when due and payable hereunder or any other agreement between any Lender and Borrower. including but not limited to the AWF;

     (e) Borrower abandons any Collateral;

     (f) except as disclosed on Exhibit 8.2, Borrower is or becomes in default in the payment of any debt for money borrowed owed to any third party which exceeds at any time the aggregate amount of $50,000;

     (g) an unpaid money judgment issues against Borrower which exceeds at any time the aggregate amount of $50,000, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty (30) days;

     (h) an attachment, sale or seizure issues or is executed against any assets of Borrower which is not satisfied or released within thirty (30) days;

     (i) Borrower ceases existence as a corporation;

     (j) Borrower ceases or suspends business;

     (k) Borrower makes a general assignment for the benefit of creditors:

     (l) Borrower becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law;

     (m) any receiver is appointed for any of Borrower's assets;

     (n) Borrower loses any material franchise, permission, license or right to sell or deal in any Collateral which any Lender finances;

     (o) Borrower misrepresents Borrower's financial condition or organizational structure;

     (p) any of the Collateral becomes subject to any Lien, claim, encumbrance or security interest other than a Permitted Lien;

     (q) Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its Business which shall have remained undischarged and unstated for a period of thirty (30) days; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term, or any part of the Collateral shall be taken through condemnation or the value thereof shall be impaired through condemnation;

     (r) Agent or any Lender reasonably determines in good faith that it is insecure with respect to any of the Collateral or the payment of any part of Borrower's Obligations; or

     (s) there exists any default by Borrower, not cured after the expiration of any applicable grace period, under the AWF or the Floorplan Inventory Facility Participation Agreement, or the Floorplan Inventory Facility Participation Agreement is terminated by reason of a default by Borrower.

In the event of a Default:

(i) Agent may at any time at its election, and shall at the request of the Required Lenders, without notice or demand to Borrower, do any one or more of the following: cease making further Loans and declare all or any of the Obligations immediately due and payable, together with all costs and expenses of Agent's and Lender's collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Borrower.
(ii) Borrower will segregate and keep the Collateral in trust for Agent, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.
(iii) Upon Agent's oral or written demand, Borrower will immediately deliver the Collateral to Agent, in good order and repair, at a place specified by Agent, together with all related documents; or Agent may, and shall at the request of the Required Lenders and without notice or demand to Borrower, take immediate possession of the Collateral together with all related documents.
(iv) Agent may, and shall at the request of the Required Lenders, without notice, apply the Default Interest Rate if applicable under Section 3.6 hereof.
(v) Agent may, and shall at the request of the Required Lenders, without notice to Borrower and at any time or times hereafter enforce payment and collect, by legal proceedings or otherwise, Accounts in the name of Borrower or Agent; and take control of any cash or non-cash items of payment or proceeds of Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to Accounts. Agent may, and shall at the request of the Required Lenders and without demand enter, with or without process of law, any premises where Collateral might be and, without charge or liability to Agent or any Lender therefor do one or more of the following: (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as Agent may deem convenient; (ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement of Agent's security interest in the Collateral or until Agent's removal of the Collateral and, (iii) remain on such premises and use the same, together with Borrower's materials, supplies, books and records, for the purpose of liquidating or collecting such Collateral and conducting and preparing for disposition of such Collateral.

(vi) Upon the occurrence of a Default described in Sections 10(k), (lm) or
     (m), all Obligations shall automatically be accelerated and due and payable and the Default Interest Rate shall automatically apply as of the date of the first occurrence of such Default, without any prior notice, demand or action of any type on the part of Agent or any Lender.

All of Agent's and each Lender's rights and remedies are cumulative. Agent's or any Lender's failure to exercise any of its rights or remedies hereunder will not waive any of such party's rights or remedies as to any past, current or future Default.
                                       30

  11. SALE OF COLLATERAL

     Borrower agrees that if Agent conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by Agent of such Collateral in bulk or in parcels within 120 days of: (a) Agent's taking possession and control of such Collateral; or
(b) when Agent is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the UCC. Borrower further agrees that a public sale of the Collateral in accordance with the provisions of the Uniform Commercial Code is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Borrower agrees that the purchase of any Collateral by a vendor, as provided in an agreement between DFS and the vendor, if any, is a commercially reasonable disposition and private sale of such Collateral under the UCC, and no request for bids shall be required. Borrower further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Borrower irrevocably waives any requirement that Agent retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If Agent disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

  12. INDEMNIFICATIONS

     12.1 General Indemnity. In addition to the payment of expenses and attorneys' fees, if applicable, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent and each Lender and the officers, directors, employees, agents, and affiliates of Agent and each Lender and such holders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by Agent or any Lender, each Lender's agreement to make the Loans or any other payment hereunder, or the use or intended use of the proceeds of any of the Loans hereunder (the "Indemnified Liabilities"); Provided, however, that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section
12.1 shall survive satisfaction and payment of the Obligations and termination of this Agreement.

     12.2 Environmental and Safety and Health Indemnity. Borrower hereby indemnifies the Indemnitees and agrees to hold the Indemnitees harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, an Indemnitee for, with respect to, or as a direct or indirect result of the violation by Borrower or any Subsidiary, of any Environmental Law or OSHA Law; or with respect to, or as a direct or indirect result of (a) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by Borrower and/or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental laws) or (b) the existence of any unsafe or unhealthful condition on or at any premises utilized by Borrower and/or any Subsidiary in the conduct of its business. The provision of and undertakings and indemnification set out in this Section 12.2 shall survive satisfaction and payment of the Obligations and termination of this Agreement.

  13. RELATIONSHIP AMONG LENDERS.

     13.1 Appointment and Grant of Authority. Each Lender hereby appoints the Agent, and the Agent hereby agrees to act, as agent under this Agreement. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Lender hereby authorizes, consents to, and directs the Borrower to deal with the Agent as the true and lawful agent of such Lender to the extent set forth herein.

     13.2 Non-Reliance on Agent. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its related companies) which may come into the Agent's possession; provided, however, that to the extent Agent has not received any such notice, report or other documents and information, Agent shall have no such obligation to provide such information to the Lenders.

     13.3 Responsibility of the Agent and Other Matters.

         (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section. The duties of the Agent shall be mechanical and administrative in nature.

         (b) Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith, including review and approval of any of the conditions precedent set forth in
Section 7 hereof, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to inquire into (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (a) this Agreement or any other Loan Document, or (b) any document or instrument furnished pursuant to or in connection with this Agreement or any other Loan Document, (ii) the collectibility of any amounts owed by the Borrower, (iii) any recitals or statements or representations or warranties in connection with this Agreement or any other Loan Document, (iv) any failure of any party to this Agreement to receive any communication sent, or (v) the assets, liabilities, financial condition, results of operations, business or creditworthiness of the Borrower.

         (c) The Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provision or conditions of this Agreement or any other Loan Document on the Borrower's part. The Agent shall, upon receipt of any written notice from the Borrower specifically advising the Agent that a Default has occurred and is continuing, notify each of the Lenders of the occurrence of such Default.

     13.4 Action on Instructions. The Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting, under this Agreement or any other Loan Document or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from the Required Lenders, as applicable.

     13.5 Indemnification. To the extent the Borrower does not reimburse and save the Agent harmless according to the terms hereof for and from all reasonable costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders in accordance with their respective Pro Rata Shares and the Lenders hereby agree on such basis (i) to reimburse the Agent for all such costs, expenses and disbursements on request and (ii) to indemnify and save harmless the Agent against and from any and all losses, expenses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this agreement or any other Loan Document or any instrument or document in connection herewith or therewith, or any request of the Lenders, including without limitation the costs, expenses and disbursements in connection with preserving or protecting the Collateral or establishing or maintaining any security interest therein, enforcing any rights of the Agent or the Lenders hereunder, or defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement or taking of any action under or in connection with this Agreement or any other Loan Document.

     13.6 DFS and Affiliates. With respect to DFS' commitment and any Loans by DFS under this Agreement, and any interest of DFS in any Loan, DFS shall have the same rights and powers under this Agreement and such Loans as any other Lender and may exercise the same as though it were not the Agent. DFS and its affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if DFS were not the Agent.

     13.7 Notice to Holder of Notes. The Agent may deem and treat the payee of any promissory notes evidencing all or part of the Obligations as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer
                                       33
thereof has been filed with the Agent. Any request, authority or consent of any holder of any such note shall be conclusive and binding on any subsequent holder, transferee or assignee of such note.

     13.8 Successor Agent. The Agent may resign at any time by giving 30 days' written notice thereof to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Required Lenders and accepted such appointment in connection herewith or therewith within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Lenders, appoint a successor Agent. The Required Lenders (calculated as though that portion of the Credit Facility held by Deutsche Financial Services Corporation in its individual capacity had been paid in full) may, upon the request of Borrower, elect to remove Deutsche Financial Services Corporation as Agent hereunder, provided, however, that simultaneously with any such removal, all outstanding Loans and other indebtedness hereunder or under any other agreement executed in connection herewith, owing to Deutsche Financial Services Corporation shall have been paid or prepaid in full by the Borrower (including any amounts payable pursuant to Section 3.2(b) hereof) or purchased by the remaining Lenders.

     13.9 Nonsolicitation. No Lender, other than DFS, will contact Borrower or any of Borrower's subsidiaries or affiliated companies, agents, representatives or employees during the term of this Agreement, in order to solicit or offer any potential credit facilities or other financial accommodations (except for depository or cash management services), either upon terms similar or dissimilar to the terms of this Agreement.

   14. OTHER TERMS

     14.1 Amendment, Changes and Modification. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure therefrom by the Borrower shall be effective unless the same shall be in writing and signed by the Borrower and Agent (with the written consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that Agent may, without the prior consent of Required Lenders, (a) perform all administrative functions relating to the Loans, including disbursement of advances, receipt and posting of payments, reconciliation of billing statements with Borrower, responses to accountants and credit checks, processing discounts, credits and similar items, and continuation and recordation of Liens, (b) receive, process and accept reports from Borrower, including Borrowing Base calculations and financial statements,
(c) determine whether individual items of Collateral meet Borrowing Base eligibility standards set forth in this Agreement, (d) accept, monitor, assess, process and make claims under Borrower's hazard and other insurance policies, (e) release immaterial portions of Collateral, and (f) waive non-monetary defaults by Borrower under the Loan Documents for up to 10 consecutive days, so long as all Lenders are notified of such waivers concurrently with Agent's delivery of the next Settlement Certificate under
Section 5.6(b) hereof.

     Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent, in addition to the Lenders required above to take such action, affect the rights or duties of Agent under this Agreement or any other Loan Document.

     Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make a Loan hereunder then, for so long as such failure shall continue, such Lender shall (unless Borrower and the Required Lenders determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the other Loan Documents

(including without limitation under this Section 14.1) to have no Loans or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Required Lenders, and shall have no rights under this Section 14.1; provided that any action taken by the other Lenders with respect to any change in the amount or term of the Commitment, any waiver, extension or reduction of any principal or interest payment, or any material release of Collateral without such Lender's written consent, shall not be effective as against such Lender.

     14.2 Binding Effect. The Loan Documents will be binding upon the parties, their successors and assigns.

     14.3 Broker Fee. Neither party is obligated to pay any premium or other charge, brokerage fee or commission in connection with the agreements set forth herein. Each party will indemnify the other and hold it harmless from any such claim arising out of such party's acts or those of its representatives.

     14.4 Entire Agreement. The Loan Documents embody the entire agreement of the parties relating to the Credit Facility. There are no promises, terms, conditions, obligations or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations or agreements, verbal or written, between the parties relating to the Credit Facility.

     14.5 Headings. The Headings to the sections of this Agreement are included only for the convenience of the parties and will not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Agreement.

     14.6 Incorporation by Reference. All other Loan Documents are incorporated herein by this reference and are made a part of this Agreement as if fully set forth herein. This Agreement, prior to such incorporation, controls in the event of any conflict with the terms of any other Loan Documents.

     14.7 Interpretation. For the purpose of construing this Agreement, unless the context otherwise requires, words in the singular will be deemed to include words in the plural, and vice versa.

     14.8 Notices. Any notice under the Loan Documents, will be in writing. Any notice to be given or document to be delivered under the Loan Documents will be deemed to have been duly given upon delivery, if delivered in person or by any expedited delivery service which provides proof of delivery, upon tested telex or facsimile transmission, or on the fifth Business Day after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid mail, addressed to Lender, Agent or Borrower at the appropriate addresses. Agent and each Lender will use reasonable efforts to deliver any notice such party is required to give to Borrower; provided, however, that failure by such party to actually give any such notice will not be deemed to be a waiver of any rights or remedies of such party and will not give rise to any claims, defenses or damages by Borrower. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:

to Agent:         Deutsche Financial Services Corporation
                  4747 Lincoln Highway, Suite 410
                  Matteson IL 60443
                  Facsimile No.: (708) 481-2294

with a copy to:   Deutsche Financial Services Corporation
                  655 Maryville Centre Drive
                  St. Louis, MO 63141-5832
                  Attention: General Counsel

                  Facsimile No.:(314) 523-3228

to Borrower:      Elek-Tek, Inc.
                  7350 North Linder Avenue
                  Skokie, IL 60077
                  Attention: Mr. Michael Martinez, CFO
                  Facsimile No.: (847) 677-7741

with a copy to:   Lord, Bissell & Brook
                  115 South LaSalle Street
                  Chicago, Illinois 60601
                  Attention: Louis E. Rosen, Esq.
                  Facsimile No.: (312) 443-0615

to any Lender:    At the address indicated on the signature page hereto.

     14.9 No Third Party Beneficiary Rights and Reliance. No Person not a party to this Agreement will have any benefit under this Agreement nor have third-party beneficiary rights as a result of any of the Loan Documents, nor will any party be entitled to rely on any actions or inactions of Agent, any Lender or their respective agents, all of which are done for the sole benefit and protection of Agent and the Lenders.

     14.10 Protection or Preservation of Collateral. Neither Agent nor any Lender will have any contractual duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Neither Agent nor any Lender will be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral regardless of the cause.

     14.11 Relationship of the Parties. Neither Agent nor any Lender on the one hand nor Borrower on the other hand will be deemed a partner, joint venturer or related entity of the other by reason of the Loan Documents.

     14.12 Reversal of Payments. To the extent that Borrower makes a payment or payments to Agent or any Lender, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Credit Facility will be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

     14.13 Severability. If any provision of this Agreement (either generally, or as to a specific application to a set of facts) will be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement (either in its entirety, or as to or the application of such provision to any other set of facts), but this Agreement will be construed as if such invalid, illegal or unenforceable provision never had been included in this Agreement.

     14.14 Maximum Interest. Borrower acknowledges that Agent and each Lender intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, Agent and each Lender shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if Agent or any Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower, Agent and each Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

     14.15 Waivers by Agent/Lenders. Agent and/or any Lender may at any time or from time to time waive all or any of their respective rights under any of the Loan Documents to the extent waivable by such party or parties, but any waiver or indulgence at any time or from time to time will not constitute, unless specifically so expressed by Agent or such Lender, as applicable, in writing, a future waiver by such party of performance by Borrower.

     14.16 Survival. The grant of security interest herein to secure all Obligations, and all provisions relating to the Collateral will survive termination of this Agreement and will remain in full force and effect until all Obligations have been paid in full and this Agreement has been terminated. The Agreement to arbitrate all Disputes will survive termination of this Agreement.

     14.17 Assignments and Participations; Information.

     (a) Assignments. Each Lender shall have the right, subject to the further provisions of this Section 14.17 and subject to the prior written consent of the other Lender and Borrower, to sell, assign, or negotiate all or any part of its interest in the Credit Facility, Loans, and other rights and obligations under this Agreement and related documents (such transfer, an "Assignment") to any commercial lender, other financial institution or other entity (an "Assignee"); provided, however, nothing herein will prevent DFS from securitizing all or any part of its interest hereunder to a trust or special purpose funding entity. Upon such Assignment becoming effective as provided in Section 14.17(b), the assigning Lender shall be relieved from the portion of the Credit Facility, obligations to indemnify the Agent and other obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have the rights and obligations of a "Lender" hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Borrower and the Agent, (i) each Assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interest in the Credit Facility, (ii) each Assignment shall be in a principal amount of not less than $5,000,000 in the aggregate for all Loans and interest in the Credit Facility assigned, (iii) such Assignee shall pay to DFS, for DFS' own account, an administration and processing fee of $5,000, and (iv) each Assignment shall be documented by an agreement between the assigning Lender and the Assignee in a form acceptable to Agent and Borrower (an "Assignment and Assumption Agreement").

     (b) Effectiveness of Assignments. An Assignment shall become effective hereunder when all of the following shall have occurred: (i) the Agent and the Borrower shall have given prior written consent to such Assignment unless the Assignee is already a Lender under this Agreement, which consent shall not be unreasonably withheld, (ii) the Assignee shall have submitted the relevant Assignment and Assumption Agreement, or other document in which the Assignee shall have agreed in writing to have irrevocably assumed and undertaken the transferred portion of the assigning Lender's obligations hereunder (including without limitation the obligations to indemnify the Agent hereunder and to comply with Section 14.29), to the Agent with a copy for the Borrower, and shall have provided to the Agent information the Agent shall have reasonably requested to make payments to the Assignee, and (iii) the assigning Lender, the Borrower and the Agent shall have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Lender, in proportion to the percentage of the assigning Lender's rights transferred, to the Assignee.

     (c) Loan Participations. Each Lender shall have the right, subject to the further provisions of this Section 14.17, to grant or sell a participation in all or any part of its Loans and Commitments (a "Loan Participation") to any commercial lender, other financial institution or other entity (a "Loan participant") upon prior written notice to and with the consent of the Borrower, the other Lender and Agent, which consent shall not be unreasonably withheld, Provided, however, that (i) such Loan Participant shall pay to DFS, for DFS' own account, an administration and processing fee of $5,000, and (ii) any such Loan Participant shall expressly agree to the provisions of Section
13.9 as though it were a Lender hereunder.

      (d) Limitation of Rights of any Assignee or Loan Participant. Notwithstanding anything in the foregoing to the contrary, except in the instance of an Assignment that has become effective as provided in Section 14.17(b), (i) no Assignee or Loan Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Lender's other than the assigning or selling Lender shall deal solely with the assigning or selling Lender and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Assignee or Loan Participant, (iii) no Assignment or Loan Participation shall relieve the assigning or selling Lender from its commitment to make Loans hereunder or any of its other obligations hereunder and such Lender shall remain solely responsible for the performance thereof, and (iv) no Assignee or Loan Participant, other than an affiliate of the assigning or selling Lender, shall be entitled to require such Lender to take or omit to take any action hereunder, including release of any Collateral and waivers or amendments of, or consents to, any Default hereunder, except that such Lender may agree with such Assignee or Loan Participant that such Lender will not, without such Assignee's or Loan Participant's consent, take any action which would, in the case of any principal, interest or fee in which the Assignee or Loan Participant has an ownership or beneficial interest: (i) extend the maturity of any Loans or extend the termination of the Credit Facility, (ii) reduce the interest rate on the Loans or the rate of fees paid on the Credit Facility, or (iii) forgive any principal of, or interest on, the Loans or any fees. The Borrower further agrees that Section 14.28 of this Agreement shall apply to each Assignee and Loan Participant with respect to its interest in the Loans and Commitments as fully as if such Loan Participant or Assignee were a Lender hereunder.

     (e) Information. Each Lender may furnish any public or non-public information concerning the Borrower, including notices, certificates and documents delivered hereunder, which are in the possession of such Lender from time to time to Assignees and Participants and potential Assignees and Loan Participants, provided that no such non-public information, certificates, notices or documents shall be furnished without the written undertaking of the recipient, a copy of which shall be furnished to the Borrower promptly upon receipt thereof, to keep all such non-public information confidential, except as may be required by law.

     14.18 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     14.19 Release of Information. Each Lender and Agent may provide credit references to any third party from time to time in response to credit reference requests.

     14.20 Release. Borrower releases Agent and each Lender from all claims and causes of action which Borrower may now or hereafter have for any loss or damage to it claimed to be caused by or arising from: (a) any failure of Agent or any Lender to protect, enforce or collect, in whole or in part, any Account; (b) Agent's notification to any Account Debtors thereon of Agent's security interest in any of the Accounts; (c) Agent's directing any Account Debtor to pay any sum owing to Borrower directly to Agent; and (d) any other act or omission to act on the part of Agent, any Lender, or their respective officers, agents or employees, except for willful misconduct or gross negligence. Neither Agent nor any Lender will have any obligation to preserve rights to Accounts against prior parties.

     14.21 Miscellaneous. Time is of the essence regarding Borrower's performance of its obligations to Agent and Lenders notwithstanding any course of dealing or custom on Agent's or any Lender's part to grant extensions of time. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. Agent and the Lenders will have the right to refrain from or postpone enforcement of this Agreement or any other Loan Documents without prejudice and the failure to strictly enforce the Loan Documents will not be construed as having created a course of dealing between such parties and Borrower contrary to the specific terms of the Loan Documents or as having modified, released or waived the same. The express terms of this Agreement and the other Loan Documents will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Borrower fails to pay any taxes, fees or other obligations which may impair Agent's interest in the Collateral, or fails to keep the Collateral insured, Agent may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Borrower to the Lenders, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Borrower agrees to pay all of Agent's and each Lender's reasonable attorneys' fees and expenses incurred by such party in enforcing its rights hereunder.

     14.22 Waivers bv Borrower. Borrower irrevocably waives notice of: Agent's and each Lender's acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Borrower, Agent and each Lender irrevocably waive all rights to claim any punitive and/or exemplary damages. Borrower waives all rights of offset and counter claims Borrower may have against Agent or any Lender. Borrower waives all notices of default and non-payment at maturity of any or all of the Accounts.

     14.23 NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU, (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, AND IN THE OTHER LOAN DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY ANY OF THEM. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

     14.24 Supplement. If Borrower and Agent or any Lender have heretofore executed other agreements in connection with all or any part of the Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Borrower and Agent or any Lender, and in that event, this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement.

     14.25 Use of Counsel and Receipt of Agreement. Borrower acknowledges that it has received a true and complete copy of this Agreement. Borrower acknowledges that it has (a) had representation of counsel during negotiation of this Agreement, and (b) read and understood this Agreement.

     14.26 Facsimiles, Etc. Notwithstanding anything herein to the contrary:
(a) Agent and each Lender may rely on any facsimile copy, electronic data transmission or electronic data storage of any statement, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other Loan Document, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

     14.27 Power of Attorney. Borrower irrevocably appoints Agent (and any person designated by it) as Borrower's true and lawful Attorney with full power to at any time, in the discretion of Agent (whether or not Default has occurred) to: (a) endorse the name of Borrower upon any of the items of payment of proceeds of the Collateral and deposit the same in the account of Agent for application to the Obligations; (b) sign the name of Borrower to verify the accuracy of the Accounts; (c) sign the name of Borrower on any document or instrument that Agent shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Agreement and other Loan Documents; (d) initiate and settle any insurance claim and endorse Borrower's name on any check, instrument or other item of payment; (e) endorse the name of Borrower upon financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; (f) supply omitted information and correct errors in any documents between Agent or a Lender and Borrower; and (g) do anything to preserve and protect the Collateral and Agent's rights and interest therein. In the event of a Default, Borrower irrevocably appoints Agent (and any person designated by it) as Borrower's true and lawful Attorney with full power to at any time, in the discretion of Agent to: (i) demand payment, enforce payment and otherwise exercise all of Borrower's rights, and remedies with respect to the collection of any Accounts; (ii) settle, adjust, compromise, extend or renew any Accounts; (iii) settle, adjust or compromise any legal proceedings brought to collect any Accounts; (iv) sell or assign any Accounts upon such terms, for such amounts and at such time or times as Agent may deem advisable; (v) discharge and release any Accounts; (vi) prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor; (vii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto;
(viii) take control in any manner of any item of payments or proceeds and for such purpose to notify the Postal Authorities to change the address for delivery of mail addressed to Borrower to such address as Agent may designate. This power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by Agent exercising such right, Agent shall not waive any right against Borrower until the Obligations are paid in full.

     14.28 Right of Set-off. Upon (a) the occurrence and during the continuance of any Default and (b) the making of the request or the granting of the consent specified by Section 10 to authorize the Agent to declare the Obligations due and payable pursuant to the provisions of Section 10, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply an and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     14.29 Expenses. Borrower agrees, whether or not any Loan is made hereunder, to pay the Agent and/or the Lenders upon demand for all reasonable expenses, including reasonable fees of attorneys for the Agent or any Lender (who may be employees of the Agent or any Lender), incurred by (a) the Agent in connection with the preparation, negotiation, and execution of this Agreement and any other Loan Document, (b) the Agent in connection with the preparation of any and all amendments to this Agreement and any other Loan Document, and all search, recording, filing, and registration expenses, and
(c) the Agent and the Lenders in connection with the enforcement of the Borrower's obligations hereunder or under any other Loan Document. Borrower also agrees to (i) indemnify and hold the Agent harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans, except for any loss or expense arising from the Agent's gross negligence or willful misconduct (provided, however, that reliance alone upon telephonic or other instructions shall not itself be deemed to constitute gross negligence or willful misconduct), and (ii) to pay and save Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or any of the other Loan Documents. Borrower's obligations under this Section 14.29 shall survive any termination of this Agreement.

     15.  BINDING ARBITRATION.

     15.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between Lenders and Borrower; (c) any act committed by Agent or Lender or by any parent company, subsidiary or affiliated company thereof (the "Companies"), or by any employee, agent, officer or director of a Company whether or not arising within the scope and course of employment or other contractual representation of the Companies provided that such act arises under a relationship, transaction or dealing between the Agent and/or any Lender and Borrower; and/or (d) any other relationship, transaction or dealing between the Lenders and Borrower or among the Lenders relating to this transaction (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

     15.2 Administrative Body.
All arbitration hereunder will be conducted by the American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in Cook County, Illinois.

     15.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Depositions shall be permitted but no more than two for each party and no single deposition shall extend for more than two days nor more than seven hours during a one day period. Request for production of documents shall be responded to (or objected to) within 20 days of the request. All objections shall be ruled upon by the arbitrator. In the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished. Other discovery shall be permitted upon the consent of the arbitrator.

     15.4 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

     15.5 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, except to the extent required by law, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

     15.6 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent Agent's, any Lender's or Borrower's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive Agent's, and Lender's or Borrower's right to compel arbitration of any Dispute.

     15.7 Attorneys' Fees. If either Borrower, Agent or a Lender brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 15.6) the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration.

     15.8 Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or court proceeding, with respect to such Dispute.

     15.9 Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.


     16. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BORROWER, AGENT AND EACH LENDER WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

     17. GOVERNING LAW. Borrower acknowledges and agrees that this and all other agreements between Borrower, Agent and Lenders have been substantially negotiated, and will be substantially performed, in the state of Illinois. Accordingly, Borrower agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

        IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement as of the Effective Date.

THIS AGREEMENT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS


ATTEST:                               ELEK-TEK, INC.


By: /s/ Miguel A. Martinez, Jr.       By: /s/ Richard L. Rodriquez
   ----------------------------          -----------------------------
    Secretary                         Print Name: Richard L. Rodriquez
                                                 ----------------------
                                      Title:   President & CEO
                                            ---------------------------

LENDERS:
--------
Commitments:

$17,500,000                           DEUTSCHE FINANCIAL SERVICES CORPORATION

                                      By: /s/ Richard E. Kravits
                                         -------------------------------
$17,500,000                           Print Name:  Richard E. Kravits
                                         -------------------------------
                                      Title: Sr. Regional Vice President
                                         -------------------------------

                                      NATIONSCREDIT COMMERCIAL CORPORATION

                                      By: /s/ Ralph Throneberry
                                         -------------------------------
                                      Print Name: Ralph Throneberry
                                         -------------------------------
                                      Title: Sr. Vice President
                                         -------------------------------

                                      Address:
                                      222 West Las Colinas Blvd.
                                      Suite 1300, North Tower
                                      Irving, Texas 75039
                                      Facsimile No.: (972) 402-3596

Total of Commitments:
---------------------
$35,000,000
===========

AGENT:
                                     43

                                      DEUTSCHE FINANCIAL SERVICES
                                      CORPORATION, as Agent

                                      By:  /s/ Richard E. Kravits
                                         --------------------------
                                      Print Name: Richard E. Kravits
                                         --------------------------
                                      Title:
                                         --------------------------

                              EXHIBIT 3 .1 (a)
                         BORROWING BASE CERTIFICATFE

                               EXHIBIT 5.6(b)

                           Settlement Certificate

NationsCredit Commercial Corporation of America
Attn: Ralph Throneberry

                           SETTLEMENT CERTIFICATE
                           Client: Elek-Tek, Inc.

Settlement Date:                   Certificate Number:
                -----------------                      ---------------

     This Settlement Certificate ("Certificate") is delivered by the undersigned on behalf of Deutsche Financial Services Corporation ("DFS"), pursuant to Section 6 of the Participation Agreement ("Agreement") dated as of October 31, 1996 between DFS and NationsCredit Commercial Corporation of America ("Nations") and pursuant to Section 5.6(b) of the Business Credit and Security Agreement dated as of October 31, 1996 among DFS, Elek-Tek, Inc. ("Borrower") and Nations pursuant to which the parties certify the following information as of the Settlement Date set forth above:

                                   Floorplan     Accounts
Outstandinqs                       Inventory     Receivable

1. Beginning Balance               $             $
                                    ---------     ----------
2. Purchases/Advances              $             $
                                    ---------     ----------
3. Payments/Collections            $             $
                                    ---------     ----------
4. Ending Balance                  $             $
                                    ---------     ----------

5. Total Current Balance           $           (Total of line 4)
                                    ---------
6. Open Approvals Balance          $
                                    ---------
7. Future Advance Balance          $
                                    ---------

8. Nations' Prior Balance $         (from Certificate Number:    )
                           ---------                         ----
9. Nations' Current Requirement $         (50% of line 5, not to exceed $25,000,000.00)
                                  --------
10. Reimbursement required $                            (Due DFS)
                            ---------------------------
11. Reduction due $                          (Due Nations)
                   --------------------------
12. Nations' New Balance $
                          ------------------------


     Capitalized terms used herein and not defined to the contrary have the same meanings given them in the Agreement or in the Business Credit and Security Agreement as applicable.


DEUTSCHE FINANCIAL                 NATIONSCREDIT COMMERCIAL
SERVICES CORPORATION               CORPORATION OF AMERICA

By:                                By:
   ----------------                   --------------------
Name:                              NAME:
   ----------------                   --------------------
Title:                             TITLE:
   ----------------                   --------------------

                              EXHIBIT 7.1 (j)

                           PRESIDENT'S CERTIFICATE
I,            , President of Elek-Tek, Inc., a Delware corporation
("Borrower"),hereby certify to Deutsche Financial Services Corporation, as Agent ("Agent"), in connection with the Business Credit and Security Agreement dated as of October 31, 1996 among the Borrower, Agent and the Lenders (the "Credit Agreement"; terms defined in the Credit Agreement are used herein as so defined), that:

     1. The representations and warranties of Borrower contained in Section 8 of the Credit Agreement are true and correct in all material respects, as of the date hereof (or, if any such representation or warranty is limited to a specific date. as of such specific date);

     2. No event has occurred and is continuing, or would result from any Loan being made to Borrower under the Credit Agreement on the date hereof, which constitutes a Default; and

     3. After the funding of the Loans to be made by the Lenders to Borrower on the date hereof, Borrower will be in full compliance with all of the terms and provisions of the Credit Agreement.

     IN WITNESS WHEREOF, I have signed this Certificate this _ day of ___ 1996.



                        ------------------------------
                                          ,President
                        ------------------

                                EXHIBIT 7.1(1)

              SECRETARY'S CERTIFICATE OF RESOLUTION AND INCUMBENCY

     I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

     Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

     "RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from the "Lenders" listed in that certain Business Credit and Security Agreement dated as of October 31, 1996. ('Lenders') in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with Lenders relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; execute and deliver any and all assignments and schedules; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to Lenders as collateral security for any obligations of this corporation to Lenders, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

     I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:

President:
               --------------------------  -----------------------
                     (Print Name)                (Signature)
Vice-President:
               --------------------------  -----------------------
                     (Print Name)                (Signature)
Secretary:
               --------------------------  -----------------------
                     (Print Name)                (Signature)
Treasurer:
               --------------------------  -----------------------
                     (Print Name)                (Signature)
Agent:
               --------------------------  -----------------------
                     (Print Name)                (Signature)

Witness by hand and seal of said corporation this     day of      .
                                                 -----      ------

   (seal)                                   ----------------------
                                                Secretary

                                            ELEK-TEK, INC.

                                 EXHIBIT 8.2

                              EXISTING DEFAULTS

Second Modification Agreement between LaSalle National Bank and ELEK-TEK, Inc.

                  Covenant Defaults - Senior Lender

   -  Tangible Net Worth below $15,500,000

   -  Leverage Ratio exceeding 4.25 to 1

   - Net Profits for the first nine months ending September 30, 1996 of at least $1.00

                     Subordinated Promissory Note

   - No principal payments have been made on the note to Mort Goldman since April 1, 1996. No payment has been made to the Estate of Hal Goldman since January 1, 1996. No principal payments have been made due to covenant defaults on the senior loans.

                                 EXHIBIT 8.3

                                  LITIGATION

1. Magan Guston v. Elek-Tek, Inc. et al. (Circuit Court of Cook County, Illinois): Action for $750,000.00, plus costs for False Arrest, False Imprisonment, Battery and Malicious Prosecution in connection with theft allegedly committed by Plaintiff while employed by Elek-Tek, Inc. This action is currently in the pleading phase and discovery has not yet commenced.

2. S Industries, Inc. v. Diamond Multimedia Systems, Inc. (U.S. District Court -Northern District of Illinois): Action for trademark infringement against manufacturer of computer components. Elek-Tek, Inc was joined as a result of its position as a retail seller of the allegedly infringing product. Plaintiff has not made a definite demand for damages, however, Diamond Multimedia Systems, Inc. has agreed in writing to both defend Elek-Tek, Inc. and pay any award that may be granted in favor of the plaintiff in this action.

                                 EXHIBIT 8.5


                                     LIENS

                          Contractors Claim for Lien


                       Gregg Communications Systems, Inc.

                                    $23,000

                                  EXHIBIT 8.7

                                  SUBSIDIARIES

                                No Subsidiaries

                                  EXHIBIT 8.16

                               CAPITAL STRUCTURE



                       20,000,000     shares authorized

                        6,300,000     shares outstanding

                              .01     par value

                                0     treasury shares

                                 EXHIBIT 8.17
Elek-Tek. Inc.
Schedule of Inventory Locations


Property Location      Property Address             Landlord                   Landlord Address        Leased/Owned
---------------------  ---------------------------  -------------------------  ----------------------  ------------
Lincolnwood, IL        6557 N. Lincoln Ave.         Morton Goldman             170 Yerington           Leased
                       Lincolnwood, IL 60645                                   Glenbrook, NV 89413
-------------------------------------------------------------------------------------------------------------------
Willowbrook, IL        6300 S. Kingery Hwy          Hinsdale Lake Commons      1300 Post Oak Blvd      Leased
                       Willowbrook, IL 60154        c/o Vantage Properties     Houston, TX 77056
-------------------------------------------------------------------------------------------------------------------
Rolling Meadows, IL    Meadows Town Mall            Bradley Operating LTD      1400 E. Golf Rd         Leased
                       1400 E. Golf Rd.             c/o Tucker Properties      Rolling Mdws, IL 60008
                       Rolling Mdws, IL 60008
-------------------------------------------------------------------------------------------------------------------
Skokie, IL             7350 N. Linder               Podolsky Associates        One Westbrook Corp Ctr  Leased
                       Skokie, IL 60077                                        Westchester, IL 60154
-------------------------------------------------------------------------------------------------------------------
Chicago, IL (loop)     105 W. Adams St.             Bankers Building Realty    105 W. Adams St.        Leased
                       Chicago, IL 60603                                       Chicago, IL 60603
-------------------------------------------------------------------------------------------------------------------
Lakeview, IL (north)   3111 N. Ashland              Grossprop Associates       6900 N. McCormick Blvd  Leased
                       Chicago, IL 60657                                       Lincolnwood, IL 60645
-------------------------------------------------------------------------------------------------------------------
Indianapolis, IN       7710 E. 96th St.             Estate of Hal Goldman      12 Bridlewood Rd.       Leased
                       Fishers, IN 46038                                       Northbrook, IL 60062
-------------------------------------------------------------------------------------------------------------------
Denver, CO             8000 E. Quincy               Mile High Property         1700 Broadway           Leased
                       Denver, CO 80237             c/o NW Commercial Mrtg     Denver, CO 80290
-------------------------------------------------------------------------------------------------------------------
Lenexa, KS             9750 Quivira Ave.            N/A                        N/A                     Owned
                       Lenexa, KS 66215
-------------------------------------------------------------------------------------------------------------------

                                 EXHIBIT 8.18

Elek-Tek Inc.
Schedule of Property Leased and Owned


Property Location     Property Address              Landlord             Landlord Address      Leased/Owned
--------------------  -----------------------  ---------------------    ------------------     ------------
Lincolnwood, IL.      6557 N. Lincoln Ave.     Morton Goldman           170 Yerington             Leased
                      Lincolnwood, IL. 60645                            Glenbrook, NV 89413
------------------------------------------------------------------------------------------------------------
Willowbrook, IL.      6300 S. Kingery Hwy      Hinsdale Lake Commons    1300 Post Oak Blvd        Leased
                      Willowbrook, IL. 60154   c/o Vantage Properties   Houston, Tx. 77056
------------------------------------------------------------------------------------------------------------
Rolling Meadows, IL.  Meadows Town Mall        Bradley Operating LTD    1400 E. Golf Rd.          Leased
                      1400 E. Golf Rd.         c/o Tucker Properties    Rolling Mdws, IL. 60008
                      Rolling Mdws, IL. 60008
------------------------------------------------------------------------------------------------------------
Skokie, IL.           7350 N. Linder           Podolsky Associates      One Westbrook Corp Ctr    Leased
                      Skokie, IL. 60077                                 Westchester, IL. 60154
------------------------------------------------------------------------------------------------------------
Chicago, IL. (loop)   105 W. Adams St.         Bankers Building Realty  105 W. Adams St.          Leased
                      Chicago, IL. 60603                                Chicago, IL. 60603
------------------------------------------------------------------------------------------------------------
Lakeview, IL.(north)  3111 N. Ashland          Grossprop Associates     6900 N. McCormick Blvd    Leased
                      Chicago, IL. 60657                                Lincolnwood, IL. 60645
------------------------------------------------------------------------------------------------------------
Indianapolis, IN.     7710 E. 96th St.          Estate of Hal Goldman   12 Bridlewood Rd.         Leased
                      Fishers, In. 46038                                Northbrook, IL. 60062
------------------------------------------------------------------------------------------------------------
Denver, CO.           8000 E. Quincy           Mile High Property       1700 Broadway             Leased
                      Denver, Co. 80237        c/o NW Commercial Mrtg   Denver, Co. 80290
------------------------------------------------------------------------------------------------------------
Lenexa, KS            9750 Quivira Ave.        N/A                      N/A                       Owned
                      Lenexa, KS 66215
------------------------------------------------------------------------------------------------------------


                                 EXHIBIT 8.20

                    ENVIRONMENTAL, HEALTH AND SAFETY MATTERS






                        No Issues as of October 24, 1996

                                 EXHIBIT 8.21


                        PATENTS, COPYRIGHTS, TRADEMARKS

                                   TRADEMARKS



                                 ELEK-TEK, Inc.
                            Your Computer Wonderland

                                 ELEK-TEK, Inc.
                            The Computer Wonderland

                           When It Comes To Computers
                                    ELEK-TEK

                                      ELEK

                                "Room To Grow"


                 "Plugged Into The Revolution From The Start"


                        "ELEK-TEK's Computer Enthusiast"


                                  "E-Tronics"


                                  "Key Tronic"

                                EXHIBIT 8.23(a)

                               CAPITALIZED LEASES






                   No Capital Leases as of October 24, 1996

                               EXHIBIT 8.23(b)

Elek-Tek, Inc.
Schedule of Operating Leases



Lessor             Description  Serial #     Payment  Term         # of payments
-----------------  -----------  ------------------------------------------------
Xerox Corporation  5034 Copier  79H-411622    329.16  08/96-07/99  36 Months
Xerox Corporation  5034 Copier  79H-024639    329.16  09/96-08/99  36 Months
Xerox Corporation  5385 Copier  88Y-001349  1,004.25  09/96-08/99  36 Months

Oce - USA          2475 Copier        4721    620.00  08/95-07/00  60 Months

Mr. Leasing        BMW                      1,090.00  10/96-5/00   44 Months

                                  EXHIBIT 8.24

                                LABOR RELATIONS

                                      None

                               EXHIBIT 9.1.10(c)

                                 ELEK-TEK, INC.

            BUSINESS CREDIT AND SECURITY AGREEMENT CERTIFICATIONS

AS OF ______, 19__

     In accordance with Section 9.1.10(c) of the Business Credit and Security Agreement dated as of October 31, 1996 ("Credit Agreement"), among Elek-Tek, Inc. ("Borrower"), Deutsche Financial Services Corporation, as agent, and certain Lenders named therein, I certify that:

     (i) the enclosed Borrower prepared monthly financial package
(Consolidating Balance Sheet and Consolidating Statement of Operations) as of
and for the period ending           , 19   , all unaudited, fairly present the
financial position and results of operations of Borrower and its Subsidiaries and have been prepared in accordance with GAAP, except for the interim financial statements on which footnotes have been excluded.

     (ii) to the best of my knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower under the Credit Agreement and that no Default has occurred.

                                    ELEK-TEK, INC.

                                    By:
                                       ---------------------
                                    Title:
                                          ------------------

                                 EXHIBIT 9.2.10

                               LOANS BY BORROWER


                    Richard L. Rodriguez         $150,000

                    Karim Hadchiti               $ 25,000

                       AGREEMENT FOR WHOLESALE FINANCING



This Agreement for Wholesale Financing ("Agreement") is made as of October 31, 1996 between DEUTSCHE FINANCIAL SERVICES CORPORATION ("DFS") and ELEK-TEK, INC., a Delaware corporation ("Dealer"), having a principal place of business located at 7350 North Linder Avenue, Skokie, Illinois 60077.

--------------------------------------------------------------------------------
1. EXTENSION OF CREDIT.

     (a) Subject to the terms of this Agreement, the maximum principal amount available to Dealer hereunder shall be Fifteen Million Dollars ($15,000,000) (the "Floorplan Inventory Facility"), BUT ONLY TO THE EXTENT that DFS has received, upon terms acceptable to DFS, in its sole discretion, participation(s) in the Floorplan Inventory Facility of at least Seven Million Five-Hundred Thousand Dollars ($7,500,000).

     In furtherance of the foregoing, anything in this Agreement to the contrary notwithstanding, DFS shall have no obligation to make any advance hereunder unless one or more financial institution(s) acceptable to DFS shall have entered into, and performs its obligations under, a participation agreement(s) mutually acceptable to DFS and such financial institution(s) pursuant to which DFS shall sell to such financial institution(s) an undivided economic participation in that portion of the Floorplan Inventory Facility which exceeds $7,500,000. DFS may exercise its rights under this Section (absent the failure of any other conditions to any such advance which would otherwise permit DFS not to make an advance) upon immediate notice to Dealer, and thereupon the Floorplan Inventory Facility will be automatically reduced by the amount of the terminated or nonperforming participation agreement(s), as the case may be. Nothing herein shall be construed to limit the discretionary nature of this credit facility.

     (b) Subject to the provisions of the foregoing Section l(a) and other terms of this Agreement, DFS may extend credit to Dealer by making advances to Dealer or on Dealer's behalf, from time to time to purchase inventory from DFS approved vendors ("Vendors") and for other purposes. If DFS advances funds to Dealer following Dealer's execution of this Agreement, DFS will be deemed to have entered into this Agreement with Dealer, whether or not executed by DFS. DFS' decision to advance funds will not be binding until the funds are actually advanced. DFS may combine all of DFS' advances to Dealer or on Dealer's behalf, whether under this Agreement or any other agreement, and whether provided by one or more of DFS' branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealer. DFS may, at any time and without notice to Dealer, elect not to finance any inventory sold by particular Vendors who are in default of their obligations to DFS, or with respect to which DFS reasonably feels insecure. This is an agreement regarding the extension of credit, and not the provision of goods or services.

2. FINANCING TERMS AND STATEMENTS OF TRANSACTION. Dealer and DFS agree that certain financial terms of any advance made by DFS under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives, prevailing economic conditions, DFS' floorplanning volume with Dealer and with Dealer's Vendors, and other economic factors which may vary over time. Dealer and DFS further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Dealer's financing arrangement with DFS. Upon agreeing to finance a particular item of inventory for Dealer, DFS will send Dealer a Statement of Transaction identifying such inventory and the applicable financial terms. Unless Dealer notifies DFS in writing of any objection within fifteen (15) days after a Statement of Transaction is mailed to Dealer:
     (a) the amount shown on such Statement of Transaction will be an account stated; (b) Dealer will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Dealer will have agreed that DFS is financing the items of inventory referenced in such Statement of Transaction at Dealer's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Dealer objects to the terms of any Statement of Transaction, Dealer agrees to pay DFS for such inventory in accordance with the most recent terms for similar inventory to which Dealer has not objected (or, if there are no prior terms, at the lesser of 16% per annum or at the maximum lawful contract rate of interest permitted under applicable law), but Dealer acknowledges that DFS may then elect to terminate Dealer's financing program pursuant to Section 17, and cease making additional advances to Dealer. However, such termination will not accelerate the maturities of advances previously made, unless Dealer shall otherwise be in default of this Agreement.

3. GRANT OF SECURITY INTEREST. To secure payment of all of Dealer's current and future debts to DFS, whether under this Agreement or any current or future guaranty or other agreement, Dealer grants DFS a security interest in all of Dealer's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, and general intangibles; and all judgments, claims, insurance policies relating to the "Collateral," and payments owed or made to Dealer thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof. All such assets are collectively referred to herein as the "Collateral." All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Dealer for DFS, with such proceeds being payable in accordance with Section 9.

4. AFFIRMATIVE WARRANTIES AND REPRESENTATIONS. Dealer warrants and represents to DFS that: (a) Dealer has good title to all Collateral; (b) DFS' security interest in the Collateral financed by DFS is not now and will not become subordinate to the security interest, lien, encumbrance or claim of any person; (c) Dealer will execute all documents DFS requests to perfect and maintain DFS' security interest in the Collateral; (d) Dealer will deliver to DFS immediately upon each request, and DFS may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by DFS; (e) Dealer will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires unless the failure to so qualify would not have a material adverse effect on the business or financial condition of Dealer; (f) Dealer has the right and is duly authorized to enter into this Agreement; (g) Dealer's execution of this Agreement does not constitute a breach of any agreement to which Dealer is now or hereafter becomes bound; (h) there are and will be no actions or proceedings pending or threatened against Dealer which might result in any material adverse change in Dealer's financial or business condition or which might in any way adversely affect any of Dealer's assets; (i) Dealer will maintain the Collateral in good condition and repair; (j) Dealer has duly filed and will duly file all tax returns required by law; (k) Dealer has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (l) Dealer will keep and maintain all of its books and records pertaining to the Collateral at its principal place of business designated in this Agreement; (m) Dealer will promptly supply DFS with such information concerning it or any guarantor as DFS hereafter may reasonably request;
     (n) all Collateral will be kept at Dealer's principal place of business listed above, and such other locations, if any, of which Dealer has notified DFS in writing or as listed on any current or future Exhibit "A" attached hereto which written notice(s) to DFS and Exhibit A(s) are incorporated herein by reference; (o) Dealer will give DFS thirty (30) days prior written notice of any change in Dealer's identity, name, form of business organization, ownership, management, principal place of business, Collateral locations or other business locations, and before moving any books and records to any other location; (p) Dealer will observe and perform all matters required by any lease, license, concession or franchise forming part of the Collateral in order to maintain all the rights of DFS thereunder; (q) Dealer will advise DFS of the commencement of material legal proceedings against Dealer or any guarantor; and (r) Dealer will comply in all material respects with all applicable laws and will conduct its business in a manner which preserves and protects the Collateral and the earnings and incomes thereof.

5. NEGATIVE COVENANTS. Dealer will not at any time (without DFS' prior written consent): (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; (b) rent, lease, demonstrate, consign, or use any Collateral financed by DFS; or (c) merge or consolidate with another entity.

6. INSURANCE. Dealer will immediately notify DFS of any loss, theft or damage to any Collateral.

                (a) Type of Insurance. Dealer will at all times cause the Business and the Collateral to be insured by insurers of reasonable financial soundness and having an A. M. Best rating of A or better, with such policies, against such risks and in such amounts as are appropriate for reasonably prudent businesses in Dealer's industry and of Dealer's size and financial strength.

                (b) Requirements as to Insurance Policies. The policies of insurance which Dealer is required to carry shall comply with the requirements listed below:

                (i) Each such policy shall provide that it may not be canceled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to DFS;

                (ii) Each liability and hazard insurance policy shall name DFS as an additional insured; and

                (iii) Each property insurance policy required hereunder shall contain a standard lender's loss payable clause in favor of DFS. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to DFS providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Dealer which might otherwise result in forfeiture of such insurance.

                (c) Collection of Claims. Dealer will promptly advise DFS of any insured casualty and Dealer agrees that may direct all insurance proceeds therefrom to be paid directly to DFS to the extent that such loss is not adequately insured under an insurance policy which names DFS as a loss payee, and hereby appoints DFS its attorney-in-fact for such purpose.

                (d) Blanket Policies. Any insurance required hereunder may be supplied by means of a blanket or umbrella insurance policy.

                (e) Delivery of Policies or Certificates of Insurance. Dealer shall deliver to DFS certificates of insurance issued by insurers to evidence that the insurance maintained by Dealer complies with the requirements hereunder.

                Dealer will provide DFS with written evidence of such property insurance coverage and lender's loss-payee or mortgagee endorsement.

7. FINANCIAL STATEMENTS; COVENANTS.

     (a) Financial Statements. Dealer will deliver to DFS financial statements at the times and in the forms described in Section 9.1.10 of that certain Business Credit and Security Agreement of even date among Dealer, DFS, in its individual capacity and as agent, and NationsCredit Commercial Corporation of America ("Nations") (as amended from time to time, the "Credit Agreement") Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. Dealer warrants and represents to DFS that all financial statements and information relating to Dealer or any guarantor which have been or may hereafter be delivered by Dealer or any guarantor present fairly the information set forth therein and have been and will be prepared in accordance with generally accepted accounting principles consistently applied except for any interim financial statements for which footnotes shall be omitted, and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Dealer or any guarantor since the submission to DFS, either as of the date of delivery, or, if different, the date specified therein, and Dealer acknowledges DFS' reliance thereon.


     (b) Financial Covenants.

         Dealer will at all times maintain:

         (i) a Tangible Net Worth and Subordinated Debt in the combined amount of not less than: (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) for the calendar quarter ending 12/31/96, and (ii) Thirteen Million Dollars ($13,000,000), thereafter;

         (ii) a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt of not more than: (i) Five and eight-tenths to One (5.8 to 1.0) for the calendar quarter ending 12/31/96, and (ii) Five and One-half to One (5.5 to 1.0), thereafter; and

         (iii) a ratio of EBIT to total interest expenses of not less the ratio set forth below for the period corresponding thereto:


             Period                             Ratio
             ------                             -----
     Calendar quarter ending 9/30/96          1.5 to 1.0

     Calendar quarter ending 12/31/96         2.5 to 1.0

     Calendar quarter ending 3/31/97          2.5 to 1.0

     Calendar quarter ending 6/30/97          1.5 to 1.0

     Calendar quarter ending 9/30/97          2.5 to 1.0
     and each calendar quarter thereafter

                                      4

     The foregoing terms shall be determined in accordance with generally accepted accounting principles consistently applied, and, if applicable, on a consolidated basis.

8. REVIEWS. Dealer grants DFS an irrevocable license to enter Dealer's business locations during normal business hours without notice to Dealer to: (a) account for and inspect all Collateral; (b) verify Dealer's compliance with this Agreement; and (c) examine and copy Dealer's books and records related to the Collateral.

9. PAYMENT TERMS. Dealer will immediately pay DFS the principal indebtedness owed DFS on each item of Collateral financed by DFS (as shown on the Statement of Transaction identifying such Collateral) on the earliest occurrence of any of the following events: (a) when such Collateral is lost, stolen or damaged; (b) for Collateral financed under Pay-As-Sold ("PAS") terms (as shown on the Statement of Transaction identifying such Collateral), when such Collateral is sold, transferred, rented, leased, otherwise disposed of or matured; (c) in strict accordance with any curtailment schedule for such Collateral (as shown on the Statement of Transaction identifying such Collateral); (d) for Collateral financed under Scheduled Payment Program ("SPP") terms (as shown on the Statement of Transaction identifying such Collateral), in strict accordance with the installment payment schedule; and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties. Regardless of the SPP terms pertaining to any Collateral financed by DFS, if DFS determines that the current outstanding debt which Dealer owes to DFS exceeds the aggregate wholesale invoice price of such Collateral in Dealer's possession, Dealer will immediately upon demand pay DFS the difference between such outstanding debt and the aggregate wholesale invoice price of such Collateral. If Dealer from time to time is required to make immediate payment to DFS of any past due obligation discovered during any Collateral audit, or at any other time, Dealer agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program. The proceeds of any Collateral received by Dealer will be held by Dealer in trust for DFS' benefit, for application as provided in this Agreement. Dealer will send all payments to DFS' branch office(s) responsible for Dealer's account. DFS may apply: (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice for Collateral financed by DFS, but, in any event, all principal payments will first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Dealer for any Collateral will not reduce the debt Dealer owes DFS until DFS has received payment therefor in cash. Dealer will: (1) pay DFS even if any Collateral is defective or fails to conform to any warranties extended by any third party; (2) not assert against DFS any claim or defense Dealer has against any third party; and (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral. Dealer waives all rights of offset and counterclaims Dealer may have against DFS.

10. CALCULATION OF CHARGES. Dealer will pay finance charges to DFS on the outstanding principal debt which Dealer owes DFS for each item of Collateral financed by DFS at the rate(s) shown on the Statement of Transaction identifying such Collateral, unless Dealer objects thereto as provided in Section 2. The finance charges attributable to the rate shown on the Statement of Transaction will: (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and
     (c) accrue from the invoice date of the Collateral identified on such Statement of Transaction until DFS receives full payment in good funds of the principal debt Dealer owes DFS for each item of such Collateral in accordance with DFS' payment recognition policy and DFS applies such payment to Dealer's principal debt in accordance with the terms of this Agreement. The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below). The "Daily Rate" is the quotient of the annual rate shown on the Statement of Transaction divided by 360, or the monthly rate shown on the Statement of Transaction divided by 30. The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed DFS on each day of a billing period for each item of Collateral identified on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. Dealer will also pay DFS $100 for each check returned unpaid for insufficient funds (an "NSF check") (such $100 payment repays DFS' estimated administrative costs; it does not waive the default caused by the NSF check). The annual percentage rate of the finance charges relating to any item of Collateral financed by DFS will be calculated from the invoice date of such Collateral, regardless of any period during which any finance charge subsidy shall be paid or payable by any third party. Dealer acknowledges that DFS intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Dealer. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Dealer and DFS shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

11. BILLING STATEMENT. DFS will send Dealer a monthly billing statement identifying all charges due on Dealer's account with DFS. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, unless DFS receives Dealer's written objection thereto within 15 days after it is mailed to Dealer. If DFS does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with DFS during the immediately preceding month, Dealer will (to the extent allowed by law) pay DFS a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such finance charges (payment of the Late Fee does not waive the default caused by the late payment). DFS may adjust the billing statement at any time to conform to applicable law and this Agreement.

12. DEFAULT. Dealer will be in default under this Agreement if: (a) Except for the breach described in item 12(c) or (d) below, Dealer breaches any terms, covenants, warranties or representations contained herein, in any Statement of Transaction to which Dealer has not objected as provided in Section 2, or in any other Loan Document, and such breach which is susceptible to cure by Dealer, is not cured to DFS' reasonable satisfaction within thirty (30) days after Dealer's receipt of notice of such breach from DFS, provided, however that if in DFS' discretion, Dealer is reasonably proceeding to cure such breach, Dealer shall be entitled to such additional time as may reasonably be needed to effectuate such cure, but in no event longer than sixty (60) days from the date of DFS' notice;
     (b) any representation, statement, report or certificate made or delivered by Dealer to DFS is not accurate when made; (c) Dealer fails to pay any portion of Dealer's obligations consisting of interest, fees or other amounts (exclusive of principal payments) due to DFS when due and payable hereunder or under any other agreement between DFS and Dealer, including but not limited to the Credit Agreement, and such failure is not cured to DFS' satisfaction within three (3) days after the applicable due date; provided however, that during any period of 180 consecutive days commencing at any time hereafter, Dealer shall be entitled to no more than two (2) such 3-day cure periods, and as to any such payment failures in excess of such limitation, no such cure period shall be available to Dealer; (d) Dealer fails to pay any portion of Dealer's obligations consisting of principal payments due to DFS when due and payable hereunder or any other agreement between DFS and Dealer, including but not limited to the Credit Agreement; (e) Dealer abandons any Collateral; (f) except as disclosed on Exhibit 8.2 of the Credit Agreement, Dealer is or becomes in default in the payment of any debt for money borrowed owed to any third party which exceeds at any time the aggregate amount of $50,000; (g) an unpaid money judgment issues against Dealer which exceeds at any time the aggregate amount of $50,000, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty (30) days; (h) an attachment, sale or seizure issues or is executed against any assets of Dealer which is not satisfied or released within 30 days; (i) Dealer shall cease existence as a corporation;
(j) Dealer ceases or suspends business; (k) Dealer makes a general assignment for the benefit of creditors; (l) Dealer becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (m) any receiver is appointed for any assets of Dealer; (n) Dealer loses any material franchise, permission, license or right to sell or deal in any Collateral which DFS finances; (o) Dealer misrepresents its financial condition or organizational structure; (p) there exists any default under the terms of the Credit Agreement; (q) any of the Collateral becomes subject to any Lien, claim, encumbrance or security interest other than a Permitted Lien; (r) Dealer shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its Business which shall have remained undischarged and unstayed for a period of thirty (30) days; or any material lease or agreement pursuant to which Dealer leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term, or any part of the Collateral shall be taken through condemnation or the value thereof shall be impaired through condemnation; or (s) DFS reasonably determines in good faith that it is insecure with respect to any of the Collateral or the payment of any part of Dealer's obligation to DFS.

13. RIGHTS OF DFS UPON DEFAULT. In the event of a default:
    (a) DFS may at any time at DFS' election, without notice or demand to Dealer, do any one or more of the following: declare all or any part of the debt Dealer owes DFS immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Dealer (DFS' right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).

    (b) Dealer will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.

    (c) Upon DFS' oral or written demand, Dealer will immediately deliver the Collateral to DFS, in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Dealer, take immediate possession of the Collateral together with all related documents.

    (d) DFS may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with DFS, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law.

        All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future default.

14. SALE OF COLLATERAL. Dealer agrees that if DFS conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Borrower further agrees that a public sale of the Collateral in accordance with the provisions of the Uniform Commercial Code is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Dealer agrees that the purchase of any Collateral by a Vendor, as provided in any agreement between DFS and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Dealer further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Dealer irrevocably waives any requirement that DFS retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If DFS disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

15. POWER OF ATTORNEY. Dealer grants DFS an irrevocable power of attorney to: execute or endorse on Dealer's behalf any checks, financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; supply any omitted information and correct errors in any documents between DFS and Dealer; initiate and settle any insurance claim pertaining to the Collateral; and do anything to preserve and protect the Collateral and DFS' rights and interest therein.

16. INFORMATION. DFS may provide to any third party any credit, financial or other information on Dealer that DFS may from time to time possess. DFS may obtain from any Vendor any credit, financial or other information regarding Dealer that such Vendor may from time to time possess.

17. TERMINATION. Either party may terminate this Agreement at any time by written notice received by the other party. If DFS terminates this Agreement, Dealer agrees that if: (a) Dealer is not in default hereunder, 30 days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient); (b) Dealer is in default hereunder, no prior notice of termination is required; (c) there exists any default under the terms of the Floorplan Inventory Facility Participation Agreement, including but not limited to, Nations' failure to fund its share of any advance under the Floorplan Inventory Facility or to provide at least $7,500,000 of participations in the Floorplan Inventory Facility, no prior notice of termination is required; or (d) the Floorplan Inventory Facility Participation Agreement is terminated for any reason, no prior notice of termination is required. Dealer will not be relieved from any obligation to DFS arising out of DFS' advances or commitments made before the effective termination date of this Agreement. DFS will retain all of its rights, interests and remedies hereunder until Dealer has paid all of Dealer's debts to DFS. All waivers set forth within this Agreement will survive any termination of this Agreement.

18. BINDING EFFECT. Dealer cannot assign its interest in this Agreement without DFS' prior written consent, although DFS may assign or participate DFS' interest, in whole or in part, without Dealer's consent. This Agreement will protect and bind DFS' and Dealer's respective heirs, representatives, successors and assigns.

19. NOTICES. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered to the parties and in accordance with the provisions of the Credit Agreement.

20. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT DEALER AND DFS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, THE CREDIT AGREEMENT AND IN THE OTHER LOAN DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY ANY OF THEM. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

21. OTHER WAIVERS. Dealer irrevocably waives notice of: DFS' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Dealer and DFS irrevocably waive all rights to claim any punitive and/or exemplary damages.

22. SEVERABILITY. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

23. SUPPLEMENT. If Dealer and DFS have heretofore executed other agreements in connection with all or any part of the Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Dealer and DFS, and in that event this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement. Notwithstanding the foregoing, this Agreement replaces in its entirety and renders null and void that certain Agreement for Wholesale Financing between DFS and Dealer dated as of September 2, 1994.

24. RECEIPT OF AGREEMENT. Dealer acknowledges that it has received a true and complete copy of this Agreement. Dealer acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, any Statement of Transaction, billing statement, invoice from a Vendor, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between DFS and Dealer, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

25. MISCELLANEOUS. Time is of the essence regarding Dealer's performance of its obligations to DFS notwithstanding any course of dealing or custom on DFS' part to grant extensions of time. Dealer's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. DFS will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between DFS and Dealer without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between DFS and Dealer contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Dealer fails to pay any taxes, fees or other obligations which may impair DFS' interest in the Collateral, or fails to keep the Collateral insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Dealer to DFS, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Dealer agrees to pay all of DFS' reasonable attorneys' fees and expenses incurred by DFS in enforcing DFS' rights hereunder. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.

26. BINDING ARBITRATION.

    26.1 ARBITRABLE CLAIMS. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Dealer; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer or director of a DFS Company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Dealer; and/or (d) any other relationship, transaction or dealing between DFS and Dealer (collectively the "Disputes"), will be subject to and resolved by binding arbitration.


    26.2 ADMINISTRATIVE BODY. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Dealer.

    26.3 DISCOVERY. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty
          (30) days after the filing of a claim for arbitration, the parties will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one
          (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Depositions shall be permitted but no more than two for each party and no single deposition shall extend for more than two days nor more than seven hours during a one day period. Request for production of documents shall be responded to (or objected to) within 20 days of the request. All objections shall be ruled upon by the arbitrator. In the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished. Other discovery shall be permitted upon the consent of the arbitrator.

    26.4 EXEMPLARY OR PUNITIVE DAMAGES. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

    26.5 CONFIDENTIALITY OF AWARDS. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, except as otherwise required by law, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered; This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

    26.6 PREJUDGMENT AND PROVISIONAL REMEDIES. Nothing herein will be construed to prevent DFS' or Dealer's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Dealers right to compel arbitration of any Dispute.

    26.7 ATTORNEYS' FEES. If either Dealer or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 26.6), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration.

    26.8 LIMITATIONS. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

    26.9 SURVIVAL AFTER TERMINATION. The agreement to arbitrate will survive the termination of this Agreement.

    27. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING
          WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF
          COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

    28. GOVERNING LAW. Dealer acknowledges and agrees that this and all other agreements between Dealer and DFS have been substantially negotiated, and will be substantially performed, in the state of Illinois. Accordingly, Dealer agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

     IN WITNESS WHEREOF, Dealer and DFS have executed this Agreement as of the date first set forth hereinabove.

     THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

DEUTSCHE FINANCIAL SERVICES CORPORATION   ELEK-TEK, INC.

By: /s/ Richard E. Kravitz                By: /s/ Richard L. Rodriguez
   --------------------------------          ------------------------------
Print Name: Richard E. Kravitz            Print Name: Richard L. Rodriguez
           ------------------------                   ---------------------
Title: Sr. Regional Vice President        Title:  President & CEO
       ----------------------------               -------------------------



                                           ATTEST:

                                                /s/ Miguel A. Martinez, Jr.
                                           --------------------------------
                                                    Secretary

                                           Print Name: Miguel A. Martinez, Jr.

                    SECRETARY'S CERTIFICATE OF RESOLUTION


     I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

     Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

     "RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsche Financial Services Corporation ("DFS") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with DFS relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to DFS as collateral security for any obligations of this corporation to DFS, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

      IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.


Dated:_________________, 19____    ________________________________________
                                          (Assistant) Secretary

                                           ELEK-TEK, INC



(SEAL)

NationsCredit Commercial Corporation
Attn: Ralph Throneberry

                           SETTLEMENT CERTIFICATE
                           Client: Elek-Tek, Inc.

Settlement Date:____________            Certificate Number:_____________

     This Settlement Certificate ("Certificate") is delivered by the undersigned on behalf of Deutsche Financial Services Corporation ("DFS"), pursuant to Section 6 of the Participation Agreement ("Agreement") dated as of _____, 1996 between DFS and NationsCredit Commercial Corporation of America ("Nations") and pursuant to Section 5.6 of the Business Credit and Security Agreement dated as of_____ , 1996 among DFS, Elek-Tek, Inc. ("Borrower") and Nations pursuant to which the parties certify the following information as of the Settlement Date set forth above:

                           Floorplan        Accounts
Outstandings               Inventory       Receivable
------------
1. Beginning Balance         $________      $________
2. Purchases/Advances        $________      $________
3. Payments/Collections      $________      $________
4. Ending Balance            $________      $________

5. Total Current Balance     $________  (Total of Line 4)
6. Open Approvals Balance    $________
7. Future Advance Balance    $________

8. Nations' Prior Balance $_______ (from Certificate Number:_________)
9. Nations' Current Requirement $__ (50% of line 5, not to exceed $25,000,000.00)
10. Reimbursement required $___________________ (Due DFS)
11. Reduction due $_____________________ (Due Nations)
12. Nations' New Balance $________________________


     Capitalized terms used herein and not defined to the contrary have the same meanings given them in the Agreement.

DEUTSCHE FINANCIAL SERVICES                NATIONSCREDIT COMMERCIAL
CORPORATION                                CORPORATION OF AMERICA



By:__________________________               By:________________________
Name:________________________               Name:______________________
Title:_______________________               Title:_____________________

                                                                  EXECUTION COPY

                          FLOORPLAN INVENTORY FACILITY
                            PARTICIPATION AGREEMENT

     THIS FLOORPLAN INVENTORY FACILITY PARTICIPATION AGREEMENT ("Agreement") is made as of the 31st day of October, 1996, by and between Deutsche Financial Services Corporation, a Nevada corporation ("DFS") and NationsCredit
Commercial Corporation of America, a North Carolina corporation
("Participant"), each with an address as indicated on the signature page hereof.
                                    RECITALS

     WHEREAS, DFS and Elek-Tek, Inc. ("Borrower") have entered into a certain Agreement for Wholesale Financing dated as of October 31, 1996 (as amended from time to time ("AWF"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference, pursuant to which DFS may, from time to time, finance Borrower's purchase of inventory from certain manufacturers, distributors or other vendors approved by DFS ("Vendors"); and

     WHEREAS, Participant desires to purchase from DFS, and DFS desires to sell to Participant, an undivided interest in the Advances, Collateral and Collections (as defined below), pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, DFS and Participant agree as follows:

     1. Definitions. As used in this Agreement, and unless otherwise specifically indicated, the following terms will have the meanings associated therewith (such meanings will be equally applicable to both the singular and plural form of the terms defined):

        "Advances" means all amounts which DFS loans or advances to or on behalf of Borrower pursuant to the AWF by paying the Vendor for inventory Borrower has purchased.

        "Business Day" means any day on which DFS is open for business, and commercial banks are open for domestic business in Chicago, Illinois.

        "Collateral" will have that same meaning as set forth in the AWF, and will also include DFS' rights under any guarantees of the Advances, rights under the AWF, and benefits under any repurchase agreements with Vendors.

        "Collections" mean all monies which DFS receives from Borrower or other sources as principal, interest or charges on account of the Advances or as proceeds of the Collateral.

        "Commitment" means the aggregate line of credit available to Dealer from DFS pursuant to the AWF, as may be increased or decreased from time to time in the sole discretion of DFS. As of the date of this Agreement, the Commitment is Fifteen Million Dollars ($15,000,000), to the extent that DFS has received Participant's Commitment of at least the amount set forth herein.

        "Credit Agreement" means that certain Business Credit and Security Agreement of even date among DFS, as agent, Participant and Borrower, as amended from time to time, which provides Borrower with a working capital facility.

        "Effective Date" means the date on which DFS and the Participant execute this Agreement.

        "Event of Default" means any default by Borrower under the AWF.

        "Future Advance" means any amount which DFS is obligated to advance to a Vendor within a certain period after receiving the invoice for inventory which DFS has agreed to finance for Borrower pursuant to the AWF.

        "Obligations" all liabilities and indebtedness now or hereafter arising, owing, due or payable from Borrower to DFS (and any of its subsidiaries and affiliates), including any third party claims against Dealer satisfied or acquired by DFS, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, and whether or not evidenced by instruments or evidences of indebtedness, and all covenants, agreements (including consent to binding arbitration), warranties, duties and representations, whether such Obligations arise under the AWF or any other agreements previously, now or hereafter executed by Dealer and delivered to DFS in connection therewith or by operation of law.

        "Open Approval" means DFS' approval to finance particular inventory for Borrower which is evidenced by DFS issuing a financing approval number to the Vendor of such inventory, but for which approval DFS has not received the invoice for such inventory from the Vendor.

        "Outstandings" means, at any time, an amount equal to the Advances; minus any cash Collections which DFS receives prior to such calculation date.

        "Participation" means an undivided interest in the Advances, Vendor required Collateral and Collections.

        "Participant Commitment" means, with respect to Participant, $7,500,000.

        "Prime Rate" means a fluctuating interest rate per annum equal to the highest of the prime, base or reference rates of interest announced publicly from time to time (whether or not charged in each instance) by The Chase Manhattan Bank and Citibank, N.A. (or any successor thereof) as such bank's prime, base, or reference rate. Each change in the Prime Rate shall become effective on the day that the applicable reference bank announces any change in its prime or reference rate. If any of the banks listed above discontinue the practice of announcing or publishing a prime, base or reference rate during the term of this Agreement, then DFS may, in its reasonable judgment, designate a comparable bank and/or publicly announced rate to be thereafter used as a basis for determining Prime Rate. The parties acknowledge that any bank listed above may extend credit at rates of interest less than its announced prime, base or reference rate.


        "Pro Rata Share" means with respect to either DFS or Participant, fifty percent (50%) of any item or amount, as applicable.

        "Settlement Certificate" means a certificate which DFS provides to Participant substantially in the form attached hereto as Exhibit "B".

        "Settlement Date" means each Tuesday that this Agreement is in effect, or if Tuesday is not a Business Day, the next succeeding Business
        Day.

"Termination Date" means the earlier of: (a) the date on which the Credit Agreement terminates; or (b) the date on which the AWF terminates.


     2. Sale of Participations. Subject to the terms and conditions hereof, DFS agrees to sell and deliver to Participant, and Participant agrees to purchase and accept from DFS, on the Settlement Date following the Effective Date and on each Settlement Date thereafter, for Participant's own account and full risk (without recourse to DFS), a Participation equal to Participant's Pro Rata Share of the Outstandings as of the Friday immediately preceding the initial Settlement Date and each Settlement Date thereafter, equal to Participant's Pro Rata Share of the amount by which the Outstandings calculated as of the Friday immediately preceding a Settlement Date exceed the Outstandings as calculated for the immediately preceding Settlement Date. Notwithstanding the foregoing, Participant will not be required to purchase a Participation in the Outstandings to the extent that such Participation would cause the aggregate dollar amount of its Participation to exceed its Participant Commitment. If the Participation in the Outstandings would cause the aggregate dollar amount of its Participation to exceed its Participant Commitment, then its Participation in such Outstandings will be limited to that portion of such Outstandings that would cause the aggregate outstanding dollar amount of the Participant's total Participation to equal its Participant Commitment. The payment of the purchase price for each Participation in accordance with this Section will constitute a sale and purchase of such Participation and DFS will have thereupon transferred and delivered to Participant an undivided interest in all of DFS' right, title and interest in and to the Advances, Collateral and the Collections relating thereto, to the extent of Participant's Participation therein.

     3. Collections Generally and Application Prior to Maturity.


     (a) Collections Generally. All Collections of any nature whatsoever, including but not limited to, direct remittance, set-off, or judicial proceedings, will be made to and received by DFS in trust for the benefit of DFS and the Participant in accordance with their respective Pro Rata Shares, subject to any offset rights of DFS, until Participant's Pro Rata Share thereof is delivered to Participant in accordance with this Agreement. If Participant receives from any source other than DFS whatsoever, whether by direct remittance, set-off, foreclosure of security interest, or otherwise, any payment on the Outstandings, Participant will immediately pay such amount to DFS for application as provided herein. All Collections which DFS receives will be applied to Borrower's account at such time and in such manner, including application to principal or interest, as is provided in the AWF and this Agreement. If, for any reason, DFS is required to return to Borrower any amount received from Borrower, Participant will, upon notice from DFS, return to DFS the share of such amount which Participant has received from DFS, but without interest for the period since it was received. Participant assumes all of the risk of loss directly or indirectly relating to or arising from each Advance, to the full extent of Participant's Pro Rata Share therein, plus all costs and expenses associated therewith that Participant is liable for as provided in
Section 11 herein. DFS does not assume nor will DFS have any liability or obligation whatsoever to Participant for Borrower's repayment of all or any part of any Advance or any charges thereon. Participant agrees that its payments to DFS under this Agreement do not constitute loans to DFS.

     (b) Application Prior to Maturity. Prior to maturity or acceleration of Borrower's Obligations in consequence of an Event of Default, and subject to Sections 4 and 16(b) hereof, all Collections received by DFS shall be applied as follows:

     (i) Interest. Promptly after receipt in cash or good funds of any interest payments under the AWF, DFS will remit to Participant interest on the average daily balance of Participant's Participation in the Outstandings at the per annum interest rate equal to the Prime Rate plus two percent (2.00%); provided that DFS receives all due and payable interest which Borrower owes to DFS. Interest will be computed on the basis of a 360 day year and assessed for the actual number of days elapsed. If DFS receives only a partial payment of the total amount of interest due and payable in a month, then the interest otherwise payable to Participant pursuant to this Section will be reduced pro rata in accordance with the percentage of all due and payable interest which DFS actually receives for such period. (For example, if DFS receives only 80% of the aggregate interest due and payable by Borrower, DFS will forward to Participant only 80% of the interest otherwise payable to Participant hereunder.) DFS shall retain for its own account the balance, if any, of all interest paid by the Borrower.

     (ii) Principal Payments. Out of any amounts received by DFS in cash or good collected funds representing repayment of principal of the Advances, DFS shall remit to Participant, promptly upon receipt thereof, an amount equal to Participant's Pro Rata Share thereof.

     4. Application of Collections After Event of Default and Demand for Payment. All Collections received by DFS after demand for payment of all of the Obligations, or after the initiation by or against Borrower of a bankruptcy or other insolvency proceeding, whether received pursuant to such demand or from the sale or collection of the Collateral or as a result of legal proceedings against Borrower or through payment by or action against any other person in any way liable for the Obligations, shall be applied (subject to Section 16(b) hereof), so far as the same will reach, in the following order:

     (a) First, to the costs and expenses, including attorneys' fees, incurred solely by DFS in effecting such recovery, in enforcing any right or remedy under the AWF, in disposing of the Collateral, or in any way related to the AWF, the Advances, the Future Advances, Open Approvals, Collections or Collateral;

     (b) Second, to unpaid principal, ratably in accordance with DFS' and Participant's respective Pro Rata Shares; and

     (c) Third, to accrued interest, ratably in accordance with DFS' and Participant's respective Pro Rata Shares - with Participant's Pro Rata Share of such interest being calculated in accordance with Section 3 hereof.

     5. Recovery of Preferential or Other Payments. If either party hereto shall be sued or threatened with suit by a receiver or trustee in any bankruptcy or other insolvency proceeding involving Borrower or any other person liable on Borrower's obligations to DFS on account of any alleged preferential or fraudulent transfer received or alleged to have been received, directly or indirectly, from Borrower as the result of any transaction in respect of which Participant shall have participated with DFS hereunder, then to the extent not paid by Borrower or satisfied out of Collections each party shall contribute its Pro Rata Share of any monies paid in satisfaction of such suit, claim, action and each party hereto shall pay its Pro Rata Share of any expenses, costs and attorneys' fees paid or incurred in connection therewith, as well as any costs, expenses and attorneys' fees which the parties may incur in enforcing, protecting or realizing on the AWF or the Collateral in connection herewith (but not any expenses of ordinary overhead, clerical or executive compensation of either party). To the extent that any amount previously paid in respect of the Obligations is recovered from DFS or Participant in any such action, such amount shall be reinstated as an Obligation of Borrower to be repaid from Collections according to the priorities established in Section 4 hereof.

     6. Settlement Certificate and Participation Payments. DFS will deliver a Settlement Certificate to the Participant, before 11:00 a.m. Chicago time, on the Business Day immediately preceding a Settlement Date, setting forth the Participant's Pro Rata Share of the Outstandings as of such Settlement Date. If the Settlement Certificate certifies that Outstandings have increased since the prior Settlement Date, Participant will, subject to the amount of the Participant Commitment, by 3:00 p.m. Chicago time on such Settlement Date, remit to DFS, via Automated Clearing House ("ACH") and/or wire transfers, its Pro Rata Share of such increase in Outstandings. If the Settlement Certificate certifies that aggregate Outstandings have decreased as a result of Collections or other reductions received since the immediately preceding Settlement Date, DFS will, by 3:00 p.m. Chicago time on such Settlement Date, remit to Participant, via ACH and/or wire transfers, its Pro Rata Share of such decrease or reduction in Outstandings. Each payment due to DFS and Participant will be paid in immediately available funds according to the electronic transfer instructions provided in Section 23 herein, and if not timely paid in accordance with this Agreement, will bear interest until paid at the Prime Rate plus two percent (2.0%) per annum. Any payment relating to a purchase of a Participation which DFS receives from Participant pursuant to this Section will be deemed to be held in trust by DFS for the benefit of Participant until either advanced by DFS under an Advance request or applied by DFS as reimbursement to DFS for an Advance made by DFS prior to receipt by DFS of Participant's Pro Rata Share in such Advance. Participant's Pro Rata Share in any Collections will be deemed to be held in trust for the benefit of Participant, subject to any offset rights of DFS, until delivered to Participant under the terms of this Agreement.

     7. Documents and Administration of the Advances.

     (a) Generally. DFS will hold all documents in its own name and will make all Collections thereunder and otherwise administer the Collections in accordance with DFS' established practices and procedures. DFS will exercise the same degree of care in managing, enforcing and administering the AWF, Collateral and Collections that it exercises in making and administering similar financing programs for its own account.

     (b) Administration. Notwithstanding the foregoing, in the administration of the AWF, Collateral and Collections: (a) DFS will not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers, and any other experts which DFS selects with reasonable care; and (b) DFS may rely upon any notice, communication, certificate or other statement from Borrower or any other party which DFS believes to be authentic. DFS has no liability or obligation whatsoever to Participant for any current or future action, failure to act, error of judgment, negligence, mistake or oversight whatsoever on the part of DFS or any of its agents, officers, employees or attorneys directly or indirectly relating to Borrower, the AWF, any Advances, any Collections, any Collateral or any other matter, other than those arising from its willful misconduct or gross negligence.

     8. Enforcement of AWF, Certain Actions Requiring Participant's Consent. No amendment or waiver of any provision of the AWF, nor consent to any departure therefrom by Borrower shall be effective unless the same shall be in writing and signed by the Borrower and DFS (with the written consent of Participant), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that DFS may, without the prior consent of Participant, (a) perform all administrative functions relating to the Advances, including disbursement of advances, receipt and posting of payments, reconciliation of billing statements with Borrower, responses to accountants and credit checks, processing discounts, credits and similar items, and continuation and recordation of liens, (b) receive, process and accept reports from Borrower, including availability calculations and financial statements, (c) determine whether individual items of Collateral meet eligibility standards set forth in the AWF, (d) accept, monitor, assess, process and make claims under Borrower's hazard and other insurance policies, (e) release immaterial portions of Collateral, and (f) waive non-monetary defaults by Borrower under the AWF for up to 10 consecutive days, so long as Participant is notified of such waivers concurrently with DFS' delivery of the next Settlement Certificate under
Section 6 hereof.

     If DFS desires to waive an Event of Default described in the preceding paragraph requiring Participant's consent, or amend the relevant provision of the AWF described in the preceding paragraph, as applicable, DFS will furnish Participant with a written notice specifying the Event of Default to be waived or term to be amended and the terms and conditions of the proposed waiver or amendment. If Participant declines to give its consent to any such waiver or amendment, it must notify DFS in writing of such fact within ten (10) days thereafter. If Participant fails to give such notice, its consent to such waiver or amendment shall be deemed to have been given. If Participant notifies DFS that it does not give its consent to such waiver or amendment, then DFS, at DFS' sole option, exercisable within the period of 120 days after Participant's response (during which period Participant shall still be obligated hereunder for its Participation), may either (i) repurchase Participant's Participation hereunder, in whole and not in part, by paying to Participant all principal and interest owing to Participant as of the date of purchase, or (ii) notify Borrower that such Event of Default shall not be waived, and thereupon commence the exercise of remedies against the Borrower in such order or manner as DFS may deem appropriate.

     9. Examination of Books and Records. DFS will promptly advise Participant of all material information which DFS receives regarding Borrower. Participant will have the right at any reasonable time, upon reasonable notice to DFS and during DFS' normal business hours, to examine all of DFS' books or accounts or other records relating to the Outstandings. DFS will deliver to Participant:
(a) upon Participant's reasonable request therefore, copies of all reports which DFS generates regarding Outstandings, and, (b) upon receipt thereof, copies of all financial statements and information which Borrower is required to furnish to DFS under the AWF or the Credit Agreement.

     10. No Representations; Participant's Credit Decision. DFS makes no representation as to, and will be under no obligation or responsibility for, the financial condition of, or any representation made by, or any act or omission of, Borrower or for Borrower's obligations under the AWF or for the enforceability, validity or sufficiency thereof or of any other documents; or for the failure or delay in the exercise of any rights or power which DFS possesses. DFS has not made, nor does it hereby make, any representations or warranties whatsoever to Participant (whether express or implied) directly or indirectly relating to Borrower, the AWF, any Advances, the Collateral, any Collections or any other matter. DFS assumes no liability or obligation whatsoever to Participant with respect to: (a) the present or future solvency or financial condition of Borrower or other obligors under the AWF or any guaranties; (b) the enforcement, validity, sufficiency, value, collectibility or priority of the AWF, Advances or Collateral; or (c) Borrower's title or right to transfer, assign or pledge any Collateral to DFS. Participant represents and warrants that it has made an independent investigation and evaluation, without reliance on any representation of DFS, or DFS' officers, agents or employees, of Borrower, and the enforceability, validity and sufficiency of the AWF, the Collateral, and all other pertinent matters, and Participant enters into this Agreement based on its own investigation and evaluation, and not as a direct or indirect result of any representation made by DFS. Nothing in this Agreement will be construed to establish or imply the existence of any partnership or joint venture between DFS and Participant.

     11. Costs and Expenses. All costs, expenses, fees or disbursements which DFS incurs: (a) through the use of outside agencies or attorneys to effect collection of Outstandings; (b) in enforcing, maintaining or preserving DFS' rights under the AWF; or (c) which DFS may incur in enforcing, protecting, realizing or collecting Outstandings (excluding ordinary costs and expenses which DFS incurs in the collection of Outstandings) will be shared by Participant, and reimbursed to DFS, in accordance with its Pro Rata Share. Except with respect to DFS' Pro Rata Share as provided herein, such reimbursement will be payable upon demand made by DFS, together with an accounting of such costs and expenses, and may, in DFS' discretion, be applied on any Settlement Date against amounts owed to Participant. In no event will Participant take any action which could result in DFS incurring any claim, charge, suit, judicial order, cost or expense, unless Participant obtains DFS' prior written consent to such action.

     12. [RESERVED]

     13. Termination Date and Payment of Participant's Participation. Upon the occurrence of any Termination Date, DFS and Participant will calculate Participant's Participations in the Outstandings and the Outstandings which may result from Advances, Future Advances and Open Approvals existing as of such Termination Date. Subject to the provisions of the sentence immediately following, upon receipt of Collections relating to the Outstandings in which Participant has a Participation, DFS will pay Participant in accordance with its Pro Rata Share. If such Termination Date results from the termination of the AWF then, notwithstanding the foregoing, if Borrower fails to pay the Obligations to DFS in full upon such termination or if Borrower is then or subsequently becomes a debtor in an insolvency proceeding, the provisions of
Section 4 hereof shall apply to any payment to be made to Participant.

     14. Other Deposits and Extensions. DFS and each Participant may accept deposits from, and extend other credit to, Borrower other than as set forth in the AWF and the Credit Agreement, and without any duty to account to one another therefor. The parties hereto will have no interest in any such deposits or extensions of credit made by or to the other party or Participant, or the proceeds thereof, unless the same is applied in payment of the Outstandings.

     15. Assignments. Nothing herein contained will confer on either DFS or Participant any interest in (except for Participant's Participation), or subject either of them to any liability for or with respect to, the business, assets, profits, losses or obligations of the other. Participant will not sell, pledge, assign, sub-participate or otherwise transfer all or any part of its interest hereunder without DFS' prior written consent. So long as the Commitment does not exceed $15,000,000, DFS agrees that it will not sell, pledge, assign, sub-participate or otherwise transfer all or any part of its interest hereunder without Participant's prior written consent. In the event that DFS desires to increase the Commitment in excess of $15,000,000, Participant shall have a right of first refusal to participate in such increased facility. Such right shall be exercised by Participant's written agreement, delivered to DFS within thirty (30) days of DFS' delivery to Participant of the relevant terms of such increased facility, to satisfy, in the reasonable discretion of DFS, all of the terms of such increased facility. Failure by Participant to satisfy the preceding conditions within the time period indicated above shall be deemed a waiver of such right of first refusal. Nothing herein will prevent DFS from securitizing all or any part of the non-participated part of the Advances pursuant to which title to the non-participated part of the Advances may be transferred to a trust or special purpose funding entity, (and in either case DFS need not notify or obtain the consent of Participant) so long as: (i) DFS at all times continues to manage the loan; and (ii) such securitization does not affect DFS' duties to Participant or Participant's rights or obligations under this Agreement.

     16. Default by Participant.

     (a) Repurchase Upon Default. If Participant shall fail to perform any obligation to be performed by it under this Agreement, including but not limited to the failure to maintain its Participation at anytime hereunder and/or maintain the maximum amount of Participant's Commitment at $7,500,000, at its sole option DFS may terminate and thereby acquire, or place with one or more other entities, all or any part of Participant's Participation hereunder upon payment to Participant of the principal amount of Participant's Participation plus interest accrued thereon to the date of payment, without, however, relieving Participant from any liability hereunder or for actual damages, costs and expenses suffered by DFS as a result of Participant's default hereunder. While such default shall continue, Participant shall cease to be entitled to receive any amounts received by DFS hereunder.

     (b) Application of Collections After Participant's Default. If DFS funds Advances to Borrower and Participant fails for any reason to fund its portion of such Advance in default of any provision on this Agreement, then the Advance so funded by DFS shall constitute a special class of Advances hereunder, and any Collections and other monies received by DFS thereafter shall be applied first to repayment in full of such class of Advances before application of such Collections and other monies to any other Advances. The priority of application established in this subsection (b) shall govern over the priorities established in Sections 3(b) and 4 hereof.

     17. Indemnification and Contribution by Participant.

     (a) General. Participant hereby agrees to indemnify and hold DFS harmless from and against, and to contribute to DFS, Participant's Pro Rata Share of any costs, expenses, assessments, damages or liabilities of any nature whatsoever, including attorneys' fees (collectively, "Losses"), suffered or incurred by DFS arising out of any suit, action, claim or demand of any kind arising out of or relating to the transactions contemplated by the AWF, except for such matters resulting from DFS' gross negligence or willful misconduct. For purposes of this Section 17, "willful misconduct" shall mean intentional conduct performed in bad faith or with actual knowledge that such conduct is wrongful.

     (b) Lender Liability Claims. Participant acknowledges that the collection of defaulted loans often results in a borrower asserting a "lender liability" claim or counterclaim as a defense in the lender's collection efforts. Such claims tend to be exaggerated or wholly unfounded, and often must be defended under circumstances or in forums favorable to the claimants. Without limiting the generality of the preceding subsection (a), Participant agrees to indemnify and hold DFS harmless from, and to contribute to DFS, Participant's Pro Rata Share of, any Losses suffered or incurred by DFS in connection with any such "lender liability" or related claim arising out of or relating to the Borrower, the AWF or the transactions contemplated thereby, except to the extent that such Losses result from DFS' willful misconduct. To the fullest extent permitted by law, except as provided in the preceding sentence, the indemnification and right of contribution provided for in this
Section 17(b) shall be absolute and unconditional in all cases and circumstances, notwithstanding any finding by the court or other tribunal adjudicating any such claim that DFS' conduct was intentional or that DFS breached a contractual, fiduciary or statutory duty owing to the claimant. If the preceding indemnification or right of contribution is not enforceable under applicable law with respect to any claim, then in such case DFS' entitlement to indemnification or contribution shall be determined by an arbitrator under the Commercial Arbitration Rules of the American Arbitration Association. In any such arbitration, the findings of fact and conclusions of law in such other court or tribunal shall have no res judicata, collateral estoppel or other preclusive effect, and the arbitrator shall determine de nova whether DFS' conduct was of such a character as to preclude indemnification or contribution under applicable law.

     (c) Survival. The indemnification provisions of this Section 17 shall survive termination of the AWF and/or Participant's Participation therein; provided that Participant shall not indemnify DFS with respect to any Losses that result solely from any act or acts of DFS occurring prior to the execution of this Agreement or following its termination.

     18. Review Fee. DFS shall pay a fee to Participant in the amount of $5,000 per quarter, for such reviews, audits and examinations of Borrower and/or the Collateral as DFS and/or Participant shall perform pursuant to the Credit Agreement and/or the AWF.

     19. Entire Agreement: Amendment. This Agreement embodies the entire agreement and understanding between DFS and Participant and supersedes any and all prior agreements and understandings with respect to the subject matter hereof. This Agreement may not be amended or in any manner modified unless such amendment modification is in writing and signed by both parties.

     20. Corporate Authority. The execution and delivery of this Agreement by DFS and Participant and the performance by DFS and Participant of their respective obligations hereunder is and will be with full right and authority, and all necessary corporate action has been taken by DFS and Participant, respectively, to authorize the consummation of this Agreement. DFS and Participant further represents and warrant that the transactions contemplated herein are not in violation of any agreements to which it is a party, or by which it is bound nor are such transactions in violation of its corporate charter, by-laws or resolutions, and DFS further represents that it sells the Participations free and clear of all liens, security interests, encumbrances and claims.

     21. Choice of Law. This Agreement will be construed in accordance with the laws of the State of Illinois. Whenever possible, each provision of this Agreement will be interpreted in such manner to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provisions will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     22. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or any modification thereof, the relationship resulting in or from this Agreement or the breach of any obligation hereunder will be settled by binding arbitration in accordance with the Rules of the

American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     23. Notices. All notices under this Agreement will be deemed to be made and received: (a) three (3) Business Days after depositing same in the U.S. mail, postage prepaid, to the party to whom such notice is directed at the address set forth opposite such party's signature hereto; or (b) one (1) Business Day after facsimile transmission to the party to whom such notice is directed at the number set forth opposite such party's signature hereto.

     24. Electronic Transfer Instructions. All payments will be made in immediately available funds by 2:00 p.m. Chicago time on the same day as due pursuant to this Agreement in accordance with the transfer instructions set forth opposite the signatures of the parties hereto or.

     25. Execution in Counterparts. This Agreement may be executed in several counterparts, and each executed copy will constitute an original instrument, but such counterparts will together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

DEUTSCHE FINANCIAL SERVICES                       NATIONSCREDIT COMMERCIAL
CORPORATION                                       CORPORATION OF AMERICA

By:  /s/ Richard E. Kravitz                       By: /s/ Ralph Thornberry
   ------------------------------                    ------------------------
Name:  Richrad E. Kravitz                         Name:  Ralph Thornberry
     ----------------------------                      ----------------------
Title : Sr. Reg. Vice President                   Title:  Sr. Vice President
       --------------------------                       ---------------------

4747 Lincoln Highway, Suite 410                    222 West Las Colinas Blvd.
Matteson, Illinois 60443                           Suite 1300, North Tower
Attn: Regional Vice President                      Irving, TX 75039
Facsimile: (708) 481-2294                          Attn: Credit Manager
                                                   Facsimile: (972) 402-3596

Wire Transfer Instructions:
---------------------------
Bank: Bank of America                              Bank: NationsBank - Dallas
ABA Routing No.: 071000039                         ABA Routing No: 111000025
Account No.: 7469381                               Account No.:1290919001
Reference: Wire Dept.
           Deutsche Fin. Serv.
           Branch Chicago WFD

                                  EXHIBIT "A"


                                 [Copy of AWF]

                      AGREEMENT FOR WHOLESALE FINANCING


This Agreement for Wholesale Financing ("Agreement") is made as of October 31, 1996 between DEUTSCHE FINANCIAL SERVICES CORPORATION ("DFS") and ELEK-TEK,
INC., a Delaware corporation ("Dealer"), having a principal place of business located at 7350 North Linder Avenue, Skokie, Illinois 60077.
--------------------------------------------------------------------------------
1.   EXTENSION OF CREDIT.

          (a) Subject to the terms of this Agreement, the maximum principal amount available to Dealer hereunder shall be Fifteen Million Dollars ($15,000,000) (the Floorplan Inventory Facility"), BUT ONLY TO THE EXTENT that DFS has received, upon terms acceptable to DFS, in its sole discretion, participation(s) in the Floorplan Inventory Facility of at least Seven Million Five-Hundred Thousand Dollars ($7,500,000).

     In furtherance of the foregoing, anything in this Agreement to the contrary notwithstanding, DFS shall have no obligation to make any advance hereunder unless one or more financial institution(s) acceptable to DFS shall have entered into, and performs its obligations under, a participation agreement(s) mutually acceptable to DFS and such financial institution(s) pursuant to which DFS shall sell to such financial institution(s) an undivided economic participation in that portion of the Floorplan Inventory Facility which exceeds $7,500,000. DFS may exercise its rights under this Section (absent the failure of any other conditions to any such advance which would otherwise permit DFS not to make an advance) upon immediate notice to Dealer, and thereupon the Floorplan Inventory Facility will be automatically reduced by the amount of the terminated or nonperforming participation agreement(s), as the case may be. Nothing herein shall be construed to limit the discretionary nature of this credit facility.

          (b) Subject to the provisions of the foregoing Section l(a) and other terms of this Agreement, DFS may extend credit to Dealer by making advances to Dealer or on Dealer's behalf, from time to time to purchase inventory from DFS approved vendors ("Vendors") and for other purposes. If DFS advances funds to Dealer following Dealer's execution of this Agreement, DFS will be deemed to have entered into this Agreement with Dealer, whether or not executed by DFS. DFS' decision to advance funds will not be binding until the funds are actually advanced. DFS may combine all of DFS' advances to Dealer or on Dealer's behalf, whether under this Agreement or any other agreement, and whether provided by one or more of DFS' branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealer. DFS may, at any time and without notice to Dealer, elect not to finance any inventory sold by particular Vendors who are in default of their obligations to DFS, or with respect to which DFS reasonably feels insecure. This is an agreement regarding the extension of credit, and not the provision of goods or services.

2. FINANCING TERMS AND STATEMENTS OF TRANSACTION. Dealer and DFS agree that certain financial terms of any advance made by DFS under this.Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives, prevailing economic conditions, DFS' floorplanning volume with Dealer and with Dealer's Vendors, and other economic factors which may vary over time. Dealer and DFS further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Dealer's financing arrangement with DFS. Upon agreeing to finance a particular item of inventory for Dealer, DFS will send Dealer a Statement of Transaction identifying such inventory and the applicable financial terms. Unless Dealer notifies DFS in writing of any objection within fifteen (15) days after a Statement of Transaction is mailed to Dealer:
     (a) the amount shown on such Statement of Transaction will be an account stated; (b) Dealer will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Dealer will have agreed that DFS is financing the items of inventory referenced in such Statement of Transaction at Dealer's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Dealer objects to the terms of any Statement of Transaction, Dealer agrees to pay DFS for such inventory in accordance with the most recent terms for similar inventory to which Dealer has not objected (or, if there are no prior terms, at the lesser of 16% per annum or at the maximum lawful contract rate of interest permitted under applicable law), but Dealer acknowledges that DFS may then elect to terminate Dealer's financing program pursuant to Section 17, and cease making additional advances to Dealer. However, such termination will not accelerate the maturities of advances previously made, unless Dealer shall otherwise be in default of this Agreement.

3. GRANT OF SECURITY INTEREST. To secure payment of all of Dealer's current and future debts to DFS, whether under this Agreement or any current or future guaranty or other agreement, Dealer grants DFS a security interest in all of Dealer's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents, and general intangibles; and all judgments, claims, insurance policies relating to the "Collateral, and payments owed or made to Dealer thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof. All such assets are collectively referred to herein as the "Collateral." All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state are used herein with such meanings. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Dealer for DFS, with such proceeds being payable in accordance with Section 9.


4. AFFIRMATIVE WARRANTIES AND REPRESENTATIONS. Dealer warrants and represents to DFS that: (a) Dealer has good title to all Collateral; (b) DFS' security interest in the Collateral financed by DFS is not now and will not become subordinate to the security interest, lien, encumbrance or claim of any person; (c) Dealer will execute all documents DFS requests to perfect and maintain DFS' security interest in the Collateral; (d) Dealer will deliver to DFS immediately upon each request, and DFS may retain, each Certificate of Title or Statement of Origin issued for Collateral financed by DFS; (e) Dealer will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires unless the failure to so qualify would not have a material adverse effect on the business or financial condition of Dealer; (f) Dealer has the right and is duly authorized to enter into this Agreement;
     (g) Dealer's execution of this Agreement does not constitute a breach of any agreement to which Dealer is now or hereafter becomes bound; (h) there are and will be no actions or proceedings pending or threatened against Dealer which might result in any material adverse change in Dealer's financial or business condition or which might in any way adversely affect any of Dealer's assets; (i) Dealer will maintain the Collateral in good condition and repair; (j) Dealer has duly filed and will duly file all tax returns required by law; (k) Dealer has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (l) Dealer will keep and maintain all of its books and records pertaining to the Collateral at its principal place of business designated in this Agreement; (m) Dealer will promptly supply DFS with such information concerning it or any guarantor as DFS hereafter may reasonably request;
     (n) all Collateral will be kept at Dealer's principal place of business listed above, and such other locations, if any, of which Dealer has notified DFS in writing or as listed on any current or future Exhibit "A" attached hereto which written notice(s) to DFS and Exhibit A(s) are incorporated herein by reference; (o) Dealer will give DFS thirty (30) days prior written notice of any change in Dealer's identity, name, form of business organization, ownership, management, principal place of business, Collateral locations or other business locations, and before moving any books and records to any other location; (p) Dealer will observe and perform all matters required by any lease, license, concession or franchise forming part of the Collateral in order to maintain all the rights of DFS thereunder; (q) Dealer will advise DFS of the commencement of material legal proceedings against Dealer or any guarantor; and (r) Dealer will comply in all material respects with all applicable laws and will conduct its business in a manner which preserves and protects the Collateral and the earnings and incomes thereof.

5. NEGATIVE COVENANTS. Dealer will not at any time (without DFS' prior written consent): (a) other than in the ordinary course of its business, sell, lease or otherwise dispose of or transfer any of its assets; (b) rent, lease, demonstrate, consign, or use any Collateral financed by DFS; or (c) merge or consolidate with another entity.

6. INSURANCE. Dealer will immediately notify DFS of any loss, theft or damage to any Collateral.

        (a) Type of Insurance. Dealer will at all times cause the Business and the Collateral to be insured by insurers of reasonable financial soundness and having an A. M. Best rating of A or better, with such policies, against such risks and in such amounts as are appropriate for reasonably prudent businesses in Dealer's industry and of Dealer's size and financial strength.

        (b) Requirements as to Insurance Policies. The policies of insurance which Dealer is required to carry shall comply with the requirements listed below:

        (i) Each such policy shall provide that it may not be canceled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to DFS;

        (ii) Each liability and hazard insurance policy shall name DFS as an additional insured; and

        (iii) Each property insurance policy required hereunder shall contain a standard lender's loss payable clause in favor of DFS. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to DFS providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Dealer which might otherwise result in forfeiture of such insurance.


        (c) Collection of Claims. Dealer will promptly advise DFS of any insured casualty and Dealer agrees that may direct all insurance proceeds therefrom to be paid directly to DFS to the extent that such loss is not adequately insured under an insurance policy which names DFS as a loss payee, and hereby appoints DFS its attorney-in-fact for such purpose.


       (d) Blanket Policies. Any insurance required hereunder may be supplied by means of a blanket or umbrella insurance policy.

        (e) Delivery of Policies or Certificates of Insurance. Dealer shall deliver to DFS certificates of insurance issued by insurers to evidence that the insurance maintained by Dealer complies with the requirements hereunder.

        Dealer will provide DFS with written evidence of such property insurance coverage and lender's loss-payee or mortgagee endorsement.

7. FINANCIAL STATEMENTS; COVENANTS.

        (a) Financial Statements. Dealer will deliver to DFS financial statements at the times and in the forms described in Section 9.1.10 of that certain Business Credit and Security Agreement of even date among Dealer, DFS, in its individual capacity and as agent, and NationsCredit Commercial Corporation of America ("Nations") (as amended from time to time, the "Credit Agreement") Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. Dealer warrants and represents to DFS that all financial statements and information relating to Dealer or any guarantor which have been or may hereafter be delivered by Dealer or any guarantor present fairly the information set forth therein and have been and will be prepared in accordance with generally accepted accounting principles consistently applied except for any interim financial statements for which footnotes shall be omitted, and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Dealer or any guarantor since the submission to DFS, either as of the date of delivery, or, if different, the date specified therein, and Dealer acknowledges DFS' reliance thereon.

         (b) Financial Covenants.

          Dealer will at all times maintain:

     (i) a Tangible Net Worth and Subordinated Debt in the combined amount of not less than: (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) for the calendar quarter ending 12/31/96, and (ii) Thirteen Million Dollars ($13,000,000), thereafter;

     (ii) a ratio of Debt minus Subordinated Debt to Tangible Net Worth and Subordinated Debt of not more than: (i) Five and eight-tenths to One (5.8 to 1.0) for the calendar quarter ending 12/31/96, and (ii) Five and One-half to One (5.5 to 1.0), thereafter; and

     (iii) a ratio of EBIT to total interest expenses of not less the ratio set forth below for the period corresponding thereto:


           Period                                     Ratio
           ------                                     -----

     Calendar quarter ending 9/30/96            1.5 to 1.0

     Calendar quarter ending 12/31/96           2.5 to 1.0

     Calendar quarter ending 3/31/97            2.5 to 1.0

     Calendar quarter ending 6/30/97            1.5 to 1.0

     Calendar quarter ending 9/30/97
     and each calendar quarter thereafter       2.5 to 1.0

The foregoing terms shall be determined in accordance with generally accepted accounting principles consistently applied, and, if applicable, on a consolidated basis.

8. REVIEWS. Dealer grants DFS an irrevocable license to enter Dealer's business locations during normal business hours without notice to Dealer to: (a) account for and inspect all Collateral; (b) verify Dealer's compliance with this Agreement; and (c) examine and copy Dealer's books and records related to the Collateral.

9. PAYMENT TERMS. Dealer will immediately pay DFS the principal indebtedness owed DFS on each item of Collateral financed by DFS (as shown on the Statement of Transaction identifying such Collateral) on the earliest occurrence of any of the following events: (a) when such Collateral is lost, stolen or damaged; (b) for Collateral financed under Pay-As-Sold ("PAS") terms (as shown on the Statement of Transaction identifying such Collateral), when such Collateral is sold, transferred, rented, leased, otherwise disposed of or matured; (c) in strict accordance with any curtailment schedule for such Collateral (as shown on the Statement of Transaction identifying such Collateral); (d) for Collateral financed under Scheduled Payment Program ("SPP") terms (as shown on the Statement of Transaction identifying such Collateral), in strict accordance with the installment payment schedule; and (e) when otherwise required under the terms of any financing program agreed to in writing by the parties. Regardless of the SPP terms pertaining to any Collateral financed by DFS, if DFS determines that the current outstanding debt which Dealer owes to DFS exceeds the aggregate wholesale invoice price of such Collateral in Dealer's possession, Dealer will immediately upon demand pay DFS the difference between such outstanding debt and the aggregate wholesale invoice price of such Collateral. If Dealer from time to time is required to make immediate payment to DFS of any past due obligation discovered during any Collateral audit, or at any other time, Dealer agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program. The proceeds of any Collateral received by Dealer will be held by Dealer in trust for DFS' benefit, for application as provided in this Agreement. Dealer will send all payments to DFS' branch office(s) responsible for Dealer's account. DFS may apply: (i) payments to reduce finance charges first and then principal, regardless of Dealer's instructions; and (ii) principal payments to the oldest (earliest) invoice for Collateral financed by DFS, but, in any event, all principal payments will first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for. Any third party discount, rebate, bonus or credit granted to Dealer for any Collateral will not reduce the debt Dealer owes DFS until DFS has received payment therefor in cash. Dealer will: (1) pay DFS even if any Collateral is defective or fails to conform to any warranties extended by any third party; (2) not assert against DFS any claim or defense Dealer has against any third party; and (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral. Dealer waives all rights of offset and counterclaims Dealer may have against DFS.

10. CALCULATION OF CHARGES. Dealer will pay finance charges to DFS on the outstanding principal debt which Dealer owes DFS for each item of Collateral financed by DFS at the rate(s) shown on the Statement of Transaction identifying such Collateral, unless Dealer objects thereto as provided in Section 2. The finance charges attributable to the rate shown on the Statement of Transaction will: (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and
     (c) accrue from the invoice date of the Collateral identified on such Statement of Transaction until DFS receives full payment in good funds of the principal debt Dealer owes DFS for each item of such Collateral in accordance with DFS' payment recognition policy and DFS applies such payment to Dealer's principal debt in accordance with the terms of this Agreement. The "Daily Charge" is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below. The "Daily Rate" is the quotient of the annual rate shown on the Statement of Transaction divided by 360, or the monthly rate shown on the Statement of Transaction divided by 30. The "Average Daily Balance" is the quotient of (i) the sum of the outstanding principal debt owed DFS on each day of a billing period for each item of Collateral identified on a Statement of Transaction, divided by (ii) the actual number of days in such billing period. Dealer will also pay DFS $100 for each check returned unpaid for insufficient funds (an "NSF check") (such $100 payment repays DFS' estimated administrative costs; it does not waive the default caused by the NSF check). The annual percentage rate of the finance charges relating to any item of Collateral financed by DFS will be calculated from the invoice date of such Collateral, regardless of any period during which any finance charge subsidy shall be paid or payable by any third party. Dealer acknowledges that DFS intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Dealer. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Dealer and DFS shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

11. BILLING STATEMENT. DFS will send Dealer a monthly billing statement identifying all charges due on Dealer's account with DFS. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, unless DFS receives Dealer's written objection thereto within 15 days after it is mailed to Dealer. If DFS does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with DFS during the immediately preceding month, Dealer will (to the extent allowed by law) pay DFS a late fee ("Late Fee") equal to the greater of $5 or 5% of the amount of such finance charges (payment of the Late Fee does not waive the default caused by the late payment). DFS may adjust the billing statement at any time to conform to applicable law and this Agreement.

12. DEFAULT. Dealer will be in default under this Agreement if: (a) Except for the breach described in item 12(c) or (d) below, Dealer breaches any terms, covenants, warranties or representations contained herein, in any Statement of Transaction to which Dealer has not objected as provided in
     Section 2, or in any other Loan Document, and such breach which is susceptible to cure by Dealer, is not cured to DFS' reasonable satisfaction within thirty (30) days after Dealer's receipt of notice of such breach from DFS, provided, however that if in DFS' discretion, Dealer is reasonably proceeding to cure such breach, Dealer shall be entitled to such additional time as may reasonably be needed to effectuate such cure, but in no event longer than sixty (60) days from the date of DFS' notice;
     (b) any representation, statement, report or certificate made or delivered by Dealer to DFS is not accurate when made; (c) Dealer fails to pay any portion of Dealer's obligations consisting of interest, fees or other amounts (exclusive of principal payments) due to DFS when due and payable hereunder or under any other agreement between DFS and Dealer, including but not limited to the Credit Agreement, and such failure is not cured to DFS' satisfaction within three (3) days after the applicable due date; provided however, that during any period of 180 consecutive days commencing at any time hereafter, Dealer shall be entitled to no more than two (2) such 3-day cure periods, and as to any such payment failures in excess of such limitation, no such cure period shall be available to Dealer; (d) Dealer fails to pay any portion of Dealer's obligations consisting of principal payments due to DFS when due and payable hereunder or any other agreement between DFS and Dealer, including but not limited to the Credit Agreement; (e) Dealer abandons any Collateral; (f) except as disclosed on Exhibit 8.2 of the Credit Agreement, Dealer is or becomes in default in the payment of any debt for money borrowed owed to any third party which exceeds at any time the aggregate amount of $50,000; (g) an unpaid money judgment issues against Dealer which exceeds at any time the aggregate amount of $50,000, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty (30) days; (h) an attachment, sale or seizure issues or is executed against any assets of Dealer which is not satisfied or released within 30 days; (i) Dealer shall cease existence as a corporation; (j) Dealer ceases or suspends business; (k) Dealer makes a general assignment for the benefit of creditors; (1) Dealer becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (m) any receiver is appointed for any assets of Dealer; (n) Dealer loses any material franchise, permission, license or right to sell or deal in any Collateral which DFS finances; (o) Dealer misrepresents its financial condition or organizational structure; (p) there exists any default under the terms of the Credit Agreement; (q) any of the Collateral becomes subject to any Lien, claim, encumbrance or security interest other than a Permitted Lien;
        (r) Dealer shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its Business which shall have remained undischarged and unstayed for a period of thirty (30) days; or any material lease or agreement pursuant to which Dealer leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term, or any part of the Collateral shall be taken through condemnation or the value thereof shall be impaired through condemnation; or (s) DFS reasonably determines in good faith that it is insecure with respect to any of the Collateral or the payment of any part of Dealer's obligation to DFS.


13.     RIGHTS OF DFS UPON DEFAULT. In the event of a default:
        (a) DFS may at any time at DFS' election, without notice or demand to Dealer, do any one or more of the following: declare all or any part of the debt Dealer owes DFS immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Dealer (DFS' right to cease extending credit shall not be construed to limit the discretionary nature of this credit facility).
        (b) Dealer will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.
        (c) Upon DFS' oral or written demand, Dealer will immediately deliver the Collateral to DFS, in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Dealer, take immediate possession of the Collateral together with all related documents.
        (d) DFS may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with DFS, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the default, or the highest lawful contract rate of interest permitted under applicable law.

            All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future default.


14. SALE OF COLLATERAL. Dealer agrees that if DFS conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Borrower further agrees that a public sale of the Collateral in accordance with the provisions of the Uniform Commercial Code is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Dealer agrees that the purchase of any Collateral by a Vendor, as provided in any agreement between DFS and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Dealer further agrees that 7 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Dealer irrevocably waives any requirement that DFS retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If DFS disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

15. POWER OF ATTORNEY. Dealer grants DFS an irrevocable power of attorney to: execute or endorse on Dealer's behalf any checks, financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; supply any omitted information and correct errors in any documents between DFS and Dealer; initiate and settle any insurance claim pertaining to the Collateral; and do anything to preserve and protect the Collateral and DFS' rights and interest therein.


16. INFORMATION. DFS may provide to any third party any credit, financial or other information on Dealer that DFS may from time to time possess.
     DFS may obtain from any Vendor any credit, financial or other information regarding Dealer that such Vendor may from time to time possess.

17. TERMINATION. Either party may terminate this Agreement at any time by written notice received by the other party. If DFS terminates this Agreement, Dealer agrees that if: (a) Dealer is not in default hereunder, 30 days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient); (b) Dealer is in default hereunder, no prior notice of termination is required; (c) there exists any default under the terms of the Floorplan Inventory Facility Participation Agreement, including but not limited to, Nations' failure to fund its share of any advance under the Floorplan Inventory Facility or to provide at least $7,500,000 of participations in the Floorplan Inventory Facility, no prior notice of termination is required; or (d) the Floorplan Inventory Facility Participation Agreement is terminated for any reason, no prior notice of termination is required. Dealer will not be relieved from any obligation to DFS arising out of DFS' advances or commitments made before the effective termination date of this Agreement. DFS will retain all of its rights, interests and remedies hereunder until Dealer has paid all of Dealer's debts to DFS. All waivers set forth within this Agreement will survive any termination of this Agreement.


18. BINDING EFFECT. Dealer cannot assign its interest in this Agreement without DFS' prior written consent, although DFS may assign or participate DFS' interest, in

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

     whole or in part, without Dealer's consent. This Agreement will protect and bind DFS' and Dealer's respective heirs, representatives, successors and assigns.

19. NOTICES. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered to the parties and in accordance with the provisions of the Credit Agreement.

20. NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT DEALER AND DFS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, THE CREDIT AGREEMENT AND IN THE OTHER LOAN DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY ANY OF THEM. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

21. OTHER WAIVERS. Dealer irrevocably waives notice of: DFS' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Dealer and DFS irrevocably waive all rights to claim any punitive and/or exemplary, damages.

22. SEVERABILITY. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

23. SUPPLEMENT. If Dealer and DFS have heretofore executed other agreements in connection with all or any part of the Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Dealer and DFS, and in that event this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement. Notwithstanding the foregoing, this Agreement replaces in its entirety and renders null and void that certain Agreement for Wholesale Financing between DFS and Dealer dated as of September 2, 1994.

24. RECEIPT OF AGREEMENT. Dealer acknowledges that it has received a true and complete copy of this Agreement. Dealer acknowledges that it has read and understood this Agreement. Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of this Agreement, any Statement of Transaction, billing statement, invoice from a Vendor, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other agreement between DFS and Dealer, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

25. MISCELLANEOUS. Time is of the essence regarding Dealer's performance of its obligations to DFS notwithstanding any course of dealing or custom on DFS' part to grant extensions of time. Dealer's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. DFS will have the right to refrain from or postpone enforcement of this Agreement or any other agreements between DFS and Dealer without prejudice and the failure to strictly enforce these agreements will not be construed as having created a course of dealing between DFS and Dealer contrary to the specific terms of the agreements or as having modified, released or waived the same. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Dealer fails to pay any taxes, fees or other obligations which may impair DFS' interest in the Collateral, or fails to keep the Collateral insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Dealer to DFS, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Dealer agrees to pay all of DFS' reasonable attorneys' fees and expenses incurred by DFS in enforcing DFS' rights hereunder. The Section titles used in this Agreement are for convenience only and do not define or limit the contents of any Section.


26. BINDING ARBITRATION.
    26.1 ARBITRABLE CLAIMS. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without-limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Dealer; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer or director of a DFS Company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Dealer; and/or (d) any other relationship, transaction or dealing between DFS and Dealer (collectively the "Disputes"), will be subject to and resolved by binding arbitration.
    26.2 ADMINISTRATIVE BODY. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any state or federal bankruptcy or insolvency proceeding, the parties will remain subject to binding arbitration which will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in the Division of the Federal Judicial District in which AAA maintains a regional office that is closest to Dealer.
    26.3 DISCOVERY. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty (30) days after the filing of a claim for arbitration, the parties will-exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one
         (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Depositions shall be permitted but no more than two for each party and no single deposition shall extend for more than two days nor more than seven hours

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


          during a one day period. Request for production of documents shall be responded to (or objected to) within 20 days of the request. All objections shall be ruled upon by the arbitrator. In the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished. Other discovery shall be permitted upon the consent of the arbitrator.

     26.4 EXEMPLARY OR PUNITIVE DAMAGES. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

     26.5 CONFIDENTIALITY OF AWARDS. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, except as otherwise required by law, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections l et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

     26.6 PREJUDGMENT AND PROVISIONAL REMEDIES. Nothing herein will be construed to prevent DFS' or Dealer's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Dealer's right to compel arbitration of any Dispute.

     26.7 ATTORNEYS' FEES. If either Dealer or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 26.6), the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration.

     26.8 LIMITATIONS. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

     26.9 SURVIVAL AFTER TERMINATION. The agreement to arbitrate will survive the termination of this Agreement.

27. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT-JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

28. GOVERNING LAW. Dealer acknowledges and agrees that this and all other agreements between Dealer and DFS have been substantially negotiated, and will be substantially performed, in the state of Illinois. Accordingly, Dealer agrees that all Disputes will be governed by, and construed in accordance with, the laws of


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


     such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

     IN WITNESS WHEREOF, Dealer and DFS have executed this Agreement as of the date first set forth hereinabove.

     THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.


DEUTSCHE FINANCIAL SERVICES CORPORATION       ELEK-TEK, INC.

By: /s/ Richard E. Kravitz                     By:  /s/ Richard L. Rodriguez
   -------------------------------               -----------------------------
Print Name: Richard E. Kravitz                 Print Name: Richard L. Rodriguez
           -----------------------                       ---------------------
Title: Sr. Regional Vice President            Title:  President & CEO
      ----------------------------                  --------------------------


                                              ATTEST:
                                                 /s/ Miguel A. Martinez, Jr.
                                              ------------------------------
                                                          Secretary
                                              Print Name:Miguel A. Martinez, Jr.
                                                         -----------------------


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


                     SECRETARY'S CERTIFICATE OF RESOLUTION
     I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

     Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

     "RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsche Financial Services Corporation ("DFS") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with DFS relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to DFS as collateral security for any obligations of this corporation to DFS, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

     IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:______________________, 19____     _____________________________________
                                               (Assistant) Secretary


                                                   ELEK-TEK, INC.
(SEAL)




                                      13